The information in this preliminary prospectus supplement and accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT

SUBJECT TO COMPLETION, DATED APRIL 15, 2014

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-183327

PROSPECTUS SUPPLEMENT

(To Prospectus Dated November 6, 2012)

SAMSON OIL & GAS LIMITED

Up to 290,110,830 ordinary shares

Up to 14,505,541 American Depositary Shares representing Ordinary Shares

Up to 87,033,249 warrants to purchase Ordinary Shares

Up to 87,033,249 ordinary shares issuable upon the exercise of Warrants

Up to 4,351,662 American Depositary Shares representing Ordinary Shares issuable upon the exercise of Warrants

We are offering directly to selected investors up to 290,110,830 ordinary shares which may be represented by American Depositary Shares (“ADSs”), and up to 87,033,249 warrants to purchase 87,033,249 ordinary shares (which is three-tenths (0.3) of a warrant included at no charge with each ordinary share purchased). Each warrant will entitle its holder to purchase one ordinary share at a cash exercise price of A$0.033 per ordinary share, subject to adjustment, which is $0.031 based on the exchange rate for April 11, 2014 as published by the Reserve Bank of Australia. The offering price per ordinary share and 0.3 of a warrant is A$0.020, which is $0.019 based on the exchange rate for April 11, 2014 as published by the Reserve Bank of Australia. This represents a price of $0.375 per ADS and 6 warrants based on the exchange rate for April 11, 2014. The warrants are exercisable upon issuance and will expire at 5:00 p.m., Perth, Australia time on April 30, 2018. Twenty warrants would be required to purchase twenty ordinary shares that could be exchanged for one ADS. If so directed by a purchaser, ordinary shares purchased in this offering shall be delivered on the Closing Date to the depositary for the ADSs, The Bank of New York Mellon, which we refer to as the “Depositary”, for issuance of ADSs, and Samson will pay the Depositary’s issuance fee of $0.005 per ADS to the Depositary. Each purchaser will be responsible for the Depositary’s fee upon exercise of warrants if the purchaser deposits ordinary shares for issuances of ADSs.

ADSs representing our ordinary shares are currently traded on the NYSE MKT and our ordinary shares are traded on the Australian Securities Exchange (ASX), both under the symbol “SSN”. We expect that the ADSs sold in this offering, including those that may be issued upon exercise of the warrants and exchange of the ordinary shares so received for ADSs, will be traded on the NYSE MKT, and that the ordinary shares will be traded on the ASX. There can be no assurance, however, that the NYSE MKT will grant our application to list the additional ADSs sold in this offering or those issuable upon exercise of the warrants (the “Warrant Shares”). Application will be made to the ASX for quotation of the warrants and ordinary shares sold in this offering and the Warrant Shares. The closing price of the ADSs on April 11, 2014 was $0.47 and the closing price of the ordinary shares was A$0.025.

As of April 14, 2014, the aggregate market value of our outstanding ordinary shares held by non-affiliates was approximately $65,137,888, based on 2,547,627,193 ordinary shares outstanding (including ordinary shares represented by ADSs), of which approximately 2,517,970,722 ordinary shares (including ordinary shares represented by ADSs) are held by non-affiliates, and a per share price of A$0.028, based on the closing sale price of our ordinary shares on the ASX on April 2, 2014.  As of the date hereof, we have not offered any of our ordinary shares, warrants or ADSs, other than the securities offered under this Prospectus Supplement, pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 3 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Ordinary Share and Warrant	Total

Public offering price	$0.019	$5,512,105
Estimated placement agents’ fees	$0.001	$330,726
Estimated proceeds, before expenses, to us	$0.018	$5,181,379

The date of this prospectus supplement is April 15, 2014

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
FORWARD-LOOKING STATEMENTS	S-2
SUMMARY	S-3
SUMMARY DESCRIPTION OF THE OFFERING	S-4
RISK FACTORS	S-6
USE OF PROCEEDS	S-18
THE OFFERING	S-18
DILUTION	S-18
DESCRIPTION OF THE SECURITIES WE ARE OFFERING	S-19
PLAN OF DISTRIBUTION	S-19
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES	S-20
LEGAL MATTERS	S-25
EXPERTS	S-25
WHERE YOU CAN FIND MORE INFORMATION	S-25
INCORPORATION BY REFERENCE	S-25

Prospectus

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
INFORMATION INCORPORATED BY REFERENCE	1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	2
SAMSON OIL & GAS LIMITED	3
RISK FACTORS	3
RATIO OF EARNINGS TO FIXED CHARGES	4
USE OF PROCEEDS	4
DESCRIPTION OF CAPITAL STOCK	4
DESCRIPTION OF DEBT SECURITIES	13
DESCRIPTION OF WARRANTS	18
DESCRIPTION OF RIGHTS TO PURCHASE	19
DESCRIPTION OF GUARANTEES	19
PLAN OF DISTRIBUTION	20
LEGAL MATTERS	22
EXPERTS	22

ABOUT THIS PROSPECTUS SUPPLEMENT

We are providing information to you about this offering in two parts. The first part is this prospectus supplement, which provides the specific details regarding this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into that prospectus. The second part is the accompanying base prospectus, which provides more general information. Generally, when we refer to this “prospectus,” we are referring to both documents combined.

Some of the information in the base prospectus may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

You should rely on the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with any information that is different. If you receive any information that is different, you should not rely on it.

You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates, or that the information contained in any document incorporated by reference in this prospectus is accurate as of any date other than the date on which that document was filed with the Securities and Exchange Commission, or SEC.

As used in this prospectus supplement, “Samson,” “we,” “our,” “Company” and “us” refer to Samson Oil & Gas Limited and its subsidiaries, unless stated otherwise or the context requires otherwise.

Currency and Exchange Rate

References in this prospectus supplement to “$” or to “US$” are to United States dollars. Australian dollars are indicated and “A$”.

The rate of exchange on April 11, 2014 as reported by the Reserve Bank of Australia for the conversion of Australian dollars into United States dollars was A$1.00 equals $0.9375.

Notice to Non-U.S. Investors in Other Jurisdictions

The distribution of this prospectus supplement may be restricted by law in certain jurisdictions. Any failure to comply with applicable restrictions may constitute a violation of the securities laws of such jurisdictions. This prospectus supplement does not constitute an offer of our securities in any jurisdiction in which such offer or invitation would be unlawful. We do not accept any responsibility for violations of local restrictions by any person, whether or not a prospective participant in the offering.

Notice to Prospective Investors in Australia

This prospectus supplement is not a disclosure document under Chapter 6D of the Corporations Act 2001 (“Australian Corporations Act”), has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus supplement is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus supplement is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents and acknowledges that (A) the offeree is such a person as set forth in clause (i) above (B) the offeree is not acquiring the securities for the purpose of selling or transferring them, or granting, issuing or transferring interests in, or options or warrants over, them within the period of 12 months commencing on the date of issue of the securities; and (C) we are not issuing the shares or warrants for the purpose of enabling the offeree to sell or transfer the or grant, issue or transfer interests in or options or warrants over, them within that period.

S-1

FORWARD-LOOKING STATEMENTS

Written forward–looking statements may appear in documents filed with the Securities and Exchange Commission (“SEC”), including this prospectus supplement, documents incorporated by reference, reports to shareholders and other communications.

The U.S. Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward–looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as the information is identified as forward looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. Samson relies on this safe harbor in making forward–looking statements.

Forward–looking statements appear in a number of places in this prospectus supplement and include but are not limited to management’s comments regarding business strategy, exploration and development drilling prospects and activities at our oil and gas properties, oil and gas pipeline availability and capacity, natural gas and oil reserves and production, meeting our capital raising targets and following any use of proceeds plans, our ability to and methods by which we may raise additional capital, production and future operating results.

In this prospectus supplement, the use of words such as “anticipate,” “continue,” “estimate,” “expect,” “likely,” “may,” “will,” “project,” “should,” “believe” and similar expressions are intended to identify uncertainties. While we believe that the expectations reflected in those forward–looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. Our actual results could differ materially from those anticipated in these forward–looking statements. The differences between actual results and those predicted by the forward-looking statements could be material. Forward-looking statements are based upon our expectations relating to, among other things:

•	our future financial position, including cash flow, anticipated liquidity and debt levels;

•	the timing, effects and success of our exploration and development activities, and acquisitions and dispositions;

•	oil and natural gas prices and demand;

•	access to capital to develop and explore our oil and gas properties at reasonable terms;

•	uncertainties in the estimation of proved reserves and in the projection of future rates of production;

•	timing, amount, and marketability of production;

•	third party operational curtailment, processing plant or pipeline capacity constraints beyond our control;

•	our ability to find, acquire, market, develop and produce new properties;

•	declines in the values of our properties that may result in write-downs;

•	effectiveness of management strategies and decisions;

•	the strength and financial resources of our competitors;

•	our entrance into transactions in commodity derivative instruments;

•	climatic conditions;

•	the receipt of governmental permits and other approvals relating to our operations;

•	unanticipated recovery or production problems, including cratering, explosions, fires; and

•	uncontrollable flows of oil, gas or well fluids.

Many of these factors are beyond our ability to control or predict. Neither these factors nor those included in the “Risk Factors” section of this prospectus supplement represent a complete list of the factors that may affect us. We do not undertake to update the forward–looking statements made in this report.

S-2

SUMMARY

The following summary provides an overview of certain information about Samson and this offering, and may not contain all the information that is important to you. This summary is qualified in its entirety by, and should be read together with, the information contained in other parts of this prospectus supplement including “Risk Factors” and the documents we incorporate by reference. You should carefully read this entire prospectus supplement and the documents that we incorporate by reference before making a decision about whether to invest in our securities.

Samson Oil & Gas Limited

Our principal business is the exploration and development of oil and natural gas properties in the United States, primarily focused on the Rocky Mountain region. Our business strategy is to create a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources in the United States. Our primary financial goal is to profitably develop our oil properties while maintaining a strong balance sheet, and specifically to focus on the exploration, exploitation and development of our two major oil plays – the Niobrara in Wyoming and the Bakken in North Dakota and Montana. We are in the early stages of these two shale oil exploration efforts: a Niobrara play in Goshen County, Wyoming, our Hawk Springs Project, and a Bakken play in Roosevelt County, Montana – our Roosevelt Project.

Why We Are Conducting this Offering

We are conducting the offering in order to raise additional equity capital, to improve and strengthen our financial position and to increase our financial flexibility. In particular, we plan to use the proceeds from the offering for the development of our North Stockyard project in Williams County, North Dakota and for working capital. In authorizing the offering, our board of directors also considered:

•	current and prospective economic and financial market conditions;

•	our future needs for additional capital, liquidity and financial flexibility;

•	alternatives available for raising equity capital or conducting an offering;

•	historical and current trading prices for our ordinary shares;

•	the size and timing of the offering;

•	the dilution to our current stockholders; and

•	the fact that the offering could potentially increase the public float for our ordinary shares.

Company Information

We are a company limited by shares, incorporated on April 6, 1979 under the laws of Australia. Our registered office is located at Level 16, AMP Building, 140 St Georges Terrace, Perth, Western Australia 6000 and our telephone number at that office is 618-9220-9830. Our principal office in the United States is located at 1331 17th Street, Suite 710, Denver, Colorado 80202 and our telephone number at that office is 303-295-0344. Our website is http://www.samsonoilandgas.com. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider information on our website to be part of this prospectus.

We were initially listed on the Australian Stock Exchange on April 17, 1980 using the name “Samson Exploration NL”. On January 12, 2005, we changed our name to Samson Oil and Gas NL. On February 10, 2006, we changed our name again to Samson Oil & Gas Limited.

On January 7, 2008, we began trading ADSs representing our ordinary shares on the American Stock Exchange. Our initial registration statement on Form 20-F was declared effective by the SEC on January 4, 2008.

S-3

SUMMARY DESCRIPTION OF THE OFFERING

You should carefully read this prospectus supplement and all of the information incorporated by reference herein.

Issuer	Samson Oil & Gas Limited.

Offering Price	The offering price per ordinary share and 0.3 of a warrant is A$0.020, which is $0.019 based on the exchange rate for April 11, 2014 as published by the Reserve Bank of Australia. This represents a price of $0.375 per ADS and 6 warrants based on the exchange rate for April 11, 2014.

Ordinary Shares Offered by Us in this Offering	Up to 290,110,830 ordinary shares (which may be represented by 14,505,541 ADSs)

Warrants Offered by Us in this Offering	Up to 87,033,249 warrants to purchase up to 87,033,249 ordinary shares (which may be represented by 4,351,662 ADSs)

Ordinary Shares Outstanding Before this Offering	2,547,627,193 ordinary shares

Ordinary Shares Outstanding After this Offering	Up to 2,837,738,023 ordinary shares (assuming none of the warrants issued in this offering are exercised).

Description of the Warrants	Three-tenths (0.3) of a warrant will be included at no charge with each ordinary share purchased. Each warrant will entitle its holder to purchase one ordinary share (so that 20 warrants will be required to purchase one ADS) at a cash exercise price of A$0.033, per ordinary share, subject to adjustment, which is $0.031 based on the exchange rate for April 11, 2014 as published by the Reserve Bank of Australia. The warrants are exercisable upon issuance and will expire at 5:00 p.m., Perth, Australia time on April 30, 2018.

Issuance of ADSs	If so instructed by a purchaser, ordinary shares purchased in this offering shall be delivered on the Closing Date to the depositary for the ADSs, The Bank of New York Mellon (the “Depositary”), for issuance of ADSs, and Samson will pay the Depositary’s issuance fee of $0.005 per ADS to the Depositary. Each purchaser will be responsible for the Depositary’s fee upon exercise of warrants if the purchaser deposits ordinary shares for issuance of ADSs.

The Depositary is expected to deliver ADSs to purchasers through The Depository Trust Company no later than three business days after the Closing Date. Upon receipt of ADSs by purchasers (or delivery of the ordinary shares if a purchaser elects to retain the ordinary shares), an account agent shall release purchasers’ funds to the Company. If payment is made in U.S. dollars instead of Australian dollars, the currency conversion of U.S. dollars to Australian dollars shall be determined by the exchange rate set by the Reserve Bank of Australia (http://www.rba.gov.au/statistics/frequency/exchange-rates.html) on April 11, 2014. No fractional ADSs will be issued upon deposits of ordinary shares for issuance of ADSs.

Closing Date	On or about April 16, 2014

Use of Proceeds	We estimate that the proceeds of the offering will be approximately $5.1 million after deducting estimated fees and expenses relating to the offering. We intend to use the net proceeds for the development of our North Stockyard project in Williams County, North Dakota and for working capital. See “Use of Proceeds.”

S-4

Risk Factors	Investing in the securities involves significant risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and page 3 of the accompanying prospectus for a discussion of certain risk factors that you should consider before investing in these securities.

Listing	We will apply to have the ADSs and the ADSs issuable upon exercise of the warrants listed on the NYSE MKT. The ordinary shares, warrants and ordinary shares issuable upon exercise of the warrants will be quoted on the ASX.

The number of ordinary shares to be outstanding after this offering is based on 2,547,627,193 shares outstanding as of April 14, 2014, and excludes 302,178,528 shares issuable upon the exercise of warrants and options outstanding as of April 14, 2014, at a weighted average exercise price of A$0.05 per share, which is $0.047 based on the April 11, 2014 exchange rate, and excludes the warrants to be issued in this offering.

S-5

RISK FACTORS

An investment in our securities involves significant risk. You should consider carefully the risks and uncertainties described below together with all other information in our filings with the SEC that are contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before you decide to invest in the securities. The risk factors set forth below, in addition to all such other information that is contained or incorporated by reference in this prospectus supplement and the accompanying prospectus supersede the risk factors contained in our prior filings with the SEC. Prospective investors should review all of these risk factors before making an investment decision. If any of these risks or uncertainties actually occurs, our business, financial condition or results of operations could be materially adversely affected. Additional risks and uncertainties of which we are unaware or that we currently believe are immaterial could also materially adversely affect our business, financial condition or results of operations. In any case, the trading price of our common stock could decline, and you could lose all or part of your investment. See also “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related To Our Business, Operations and Industry

We depend on successful exploration, development and acquisitions to maintain reserves and revenue in the future.

In general, the volume of production from natural gas and oil properties declines as reserves are depleted, with the rate of decline depending on reservoir characteristics. Our future oil and natural gas production is highly dependent upon our level of success in finding or acquiring additional reserves that are economically feasible and in developing existing proved reserves. To the extent that cash flow from operations is reduced and external sources of capital become limited or unavailable, our ability to make the necessary capital investment to maintain or expand our asset base of natural gas and oil reserves would be impaired.

Inadequate liquidity could materially and adversely affect our business operations.

Our exploration efforts could be sufficiently unsuccessful that it may become more difficult for us to adequately access the capital markets or obtain financing. Our efforts to improve our liquidity position would then be challenging. Various factors may require us to have greater liquidity and capital resources than we currently anticipate needing or could prevent us from attaining our targeted levels of liquidity and capital resources.

We recorded an impairment on the carrying value of our oil and gas assets during the fiscal year ended June 30, 2013, and may record additional impairments in the future.

We recognized an impairment expense for the twelve months ended June 30, 2013 of $259,529, primarily in relation to wells at our Roosevelt project – Abercrombie and Riva Ridge and Defender in our Hawk Springs project. Subsequent adverse changes in oil and gas prices or drilling results may result in us being unable to recover the carrying value of our long-lived assets, and make it appropriate to recognize more impairments in future periods. Such impairments could materially and adversely affect our results of operations.

We have recently obtained a new credit facility that is secured by most of our producing properties.

In January 2014, we entered into a $25 million credit facility with Mutual of Omaha Bank, with an initial borrowing base of $8.0 million, of which $4.0 million has been drawn down to date. The credit facility includes certain financial covenants, which are tested on a quarterly basis. A failure to comply with the financial covenants in the credit facility, in the absence of a waiver of such noncompliance from the lender, could adversely affect our ability to fund ongoing operations. In addition, such a failure and non-waiver would permit the lender to accelerate the outstanding debt so that it would all become immediately due and payable. Finally, if we were not able to repay the entire debt in full after an acceleration of our repayment obligation, the lender would also have the right to foreclose on our pledged oil and gas properties to satisfy any unpaid debt.

Emerging plays, such as our Hawk Springs and Roosevelt Projects, are subject to heightened risks.

Part of our strategy through the year ended June 30, 2013 was to pursue acquisition, exploration and development activities in emerging plays such as our Hawk Springs Project and Roosevelt Project. Our drilling results in these areas are more uncertain than drilling results in areas that are developed and producing. Because emerging plays have limited or no production history, we have access to less information concerning prior drilling results in adjacent or similar areas to help predict the results of our own exploratory drilling. In addition, part of our strategy to maximize recoveries from such new projects may involve the drilling of horizontal wells and/or using completion techniques that have proven to be successful in other similar formations. Both of the two Roosevelt Project wells drilled in the fiscal year 2012 failed to deliver positive results, and $24.7 million of previously capitalized exploration expenditure was written off as exploration expenditure. In addition, one well in the Hawk Springs project well was drilled unsuccessfully, and $4.9 million in expenditure in relation to this well was written off as dry hole costs. During the year ended June 30, 2013, $7.3 million was expensed following our determination that the Spirit of America II well was non-productive.

S-6

Oil and natural gas prices are extremely volatile, and decreases in prices could adversely affect our profitability, financial condition, cash flows, access to capital and ability to grow.

Our revenues, profitability and future rate of growth depend principally upon the market prices of oil and natural gas, which fluctuate widely. The markets for these commodities are unpredictable and even relatively modest drops in prices can significantly affect our financial results and impede our growth. Sustained declines in oil and gas prices may adversely affect our financial condition, liquidity and results of operations.

Factors that can cause market prices of oil and natural gas to fluctuate include:

•	national and international financial market conditions;

•	uncertainty in capital and commodities markets;

•	the level of consumer product demand;

•	weather conditions;

•	U.S. and foreign governmental regulations;

•	the price and availability of alternative fuels;

•	political and economic conditions in oil producing countries, particularly those in the Middle East, including actions by the Organization of Petroleum Exporting Countries;

•	the foreign supply of oil and natural gas;

•	the price of oil and gas imports, consumer preferences; and

•	overall U.S. and foreign economic conditions.

We cannot predict future oil and gas prices. At various times, excess domestic and imported supplies have depressed oil and gas prices. Additionally, the location of our producing wells may limit our ability to take advantage of spikes in regional demand and resulting increases in price. While increased demand would normally be expected to increase the prices we receive for our oil and natural gas, other factors, such as the recent sharp downturn in worldwide economic activity, may dampen or even reverse any such positive impact on prices.

Lower oil and natural gas prices may not only decrease our revenues, but also may reduce the amount of oil and natural gas that we can produce economically. Such a reduction may result in substantial downward adjustments to our estimated proved reserves and require write–downs of our properties. If this occurs, or if our estimates of development costs increase, our production data factors change or our exploration results do not meet expectations, accounting rules may require us to write down the carrying value of our oil and natural gas properties to fair value, as a non–cash charge to earnings.

Reserve estimates are imprecise and subject to revision.

Estimates of oil and natural gas reserves are projections based on available geologic, geophysical, production and engineering data. There are uncertainties inherent in the manner of producing, and the interpretation of, this data as well as in the projection of future rates of production and the timing of development expenditures. Estimates of economically recoverable oil and natural gas reserves and future net cash flows necessarily depend upon a number of factors including:

•	the quality and quantity of available data;

•	the interpretation of that data;

•	the ability of Samson to access the capital required to develop proved undeveloped locations;

S-7

•	the accuracy of various mandated economic assumptions; and

•	the judgment of the engineers preparing the estimate.

Actual future production, natural gas and oil prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable natural gas and oil reserves will likely vary from our estimates. Any significant variance could materially affect the quantities and value of our reserves. Our reserves may also be susceptible to drainage by operators on adjacent properties. We are required to adjust our estimates of proved reserves to reflect production history, results of exploration and development and prevailing gas and oil prices. These reserve reports are necessarily imprecise and may significantly vary depending on the judgment of the reservoir engineering consulting firm.

Investors should not construe the present value of future net cash flows as the current market value of the estimated oil and natural gas reserves attributable to our properties. The estimated discounted future net cash flows from proved reserves are based on prices and costs as of the date of the estimate, in accordance with applicable regulations, even though actual future prices and costs may be materially higher or lower. Factors that will affect actual future net cash flows include:

•	the amount and timing of actual production;

•	the price for which that oil and gas production can be sold;

•	supply and demand for oil and natural gas;

•	curtailments or increases in consumption by natural gas and oil purchasers; and

•	changes in government regulations or taxation.

As a result of these and other factors, we will be required to periodically reassess the amount of our reserves, which reassessment may require us to recognize a write–down of our oil and gas properties, as occurred at June 30, 2010 and June 30, 2012.

We operate only a small percentage of our proved properties, and for those properties we do operate, there is no guarantee we will be successful operators.

The business activities of substantially all of our material producing properties, including our interests in North Stockyard and State GC properties, are conducted through joint operating agreements under which we own partial non–operating interests in the properties. As a result, we do not have control over normal operating procedures, expenditures, or future development of those properties. Consequently, the operating results with respect to those properties are beyond our control. The failure of an operator of our wells to perform operations adequately, or an operator’s breach of the applicable agreements, could reduce our production and revenues. In addition, the success and timing of our drilling and development activities on properties operated by others depends upon a number of factors outside of our control, including the operator’s timing and amount of capital expenditures, expertise and financial resources, the participation of other owners in drilling wells, and the appropriate use of technology. In addition, since we do not have a majority interest in most of these properties, we may not be in a position to remove the operator in the event of poor performance. Further, significant cost overruns of an operation in any one of these projects may require us to increase our capital expenditure budget and could result in some wells becoming uneconomic.

We currently operate the Rainbow, Hawk Springs and Roosevelt Projects, but we may transfer the operatorship of the Roosevelt project in the near future pursuant to a recent farm out agreement. Although we are not subject to the risks of depending on third-party operators cited above on our operated properties, there is a risk that we will not be able to operate these properties successfully ourselves.

Our estimates as to the need to make contractual commitments to obtain necessary equipment may not be accurate.

Because we are required to obtain drilling rigs and other equipment necessary to conduct our exploration and development programs from third parties when we are the operator of those properties, and the quality of such rigs and equipment is important to the success of those drilling programs, we have in the past made long term contractual commitments to ensure the availability of such equipment. We are required to estimate the future need for, availability of, and reasonable pricing for, such rigs and equipment based on anticipated demand, which in turn depends on future oil and gas prices, the success of other companies’ drilling efforts and other economic factors. If our estimates are not accurate, rigs or other equipment may not be available at the times and places required to commence our drilling programs, or we may commit to the use of rigs or equipment that we cannot fully utilize. Unavailable rigs and equipment could delay scheduled drilling programs and adversely affect results of operations, while unused rigs and equipment could impair cash flow and diminish capital resources. In particular, between January 2013 and August 2013, we contracted for the use of a newly manufactured drilling rig for 18 months at a cost of $26,000 per day but were not able to fully utilize the rig for most of that period. Because we have not made any further long term commitments for drilling rigs or other equipment, there is no assurance that we or our drilling partners will be able to obtain high quality drilling rigs and equipment in the future when we need them.

S-8

Unless reserves are replaced as they are produced, our reserves and production will decline, which would adversely affect our future business, financial condition and results of operations.

Producing oil and reservoirs are generally characterized by declining production rates that vary depending upon reservoir characteristics and other factors. The rate of decline will change if production from existing wells declines in a different manner than we estimated. The rate can change due to other circumstances as well. Our future reserves and production and, therefore, our cash flows and income, are highly dependent on our ability to efficiently develop and exploit our current reserves and to economically find or acquire additional recoverable reserves. We may not be able to develop, discover or acquire additional reserves to replace our current and future production at acceptable costs. Our failure to do so would adversely affect our future operations, financial condition and results of operations.

Our development and exploration operations require substantial capital, and we may be unable to obtain needed capital or financing on satisfactory terms, which could lead to a loss of properties and a decline in our production, profitability and reserves.

Our industry is capital intensive. We expect to continue to make substantial capital expenditures in our business and operations for the exploration, development, production and acquisition of crude oil and natural gas reserves. To date, we have financed capital expenditures primarily with cash generated by operations, capital markets transactions and the sale of properties. We intend to finance our future capital expenditures utilizing similar financing sources. Our cash flows from operations and access to capital are subject to a number of variables, including:

•	our proved reserves;

•	the amount of crude oil and natural gas we are able to produce from existing wells;

•	our ability to acquire, locate and produce new reserves;

•	the prices at which crude oil and natural gas are sold; and

•	the costs to produce crude oil and natural gas.

If our revenues or the borrowing base under our revolving credit facility decreases as a result of lower commodity prices, operating difficulties or for any other reason, our need for capital from other sources would increase. If we raise funds by issuing additional equity securities, this would have a dilutive effect on existing shareholders. If we raise funds through the incurrence of debt, the risks we face with respect to our indebtedness would increase and we would incur additional interest expense. There can be no assurance as to the availability or terms of any additional financing. Our inability to obtain additional financing, or sufficient financing on favorable terms, would adversely affect our financial condition and profitability. We intend to fund a portion of our 2014 capital expenditures with proceeds from our sale of North Stockyard properties to Slawson.

Petroleum exploration, drilling and development involve substantial business risks.

The business of exploring for and developing oil and gas properties involves a high degree of business and financial risk, and thus a substantial risk of investment loss that even a combination of experience, knowledge and careful evaluation may not be able to overcome. In addition, oil and gas drilling and production activities may be shortened, delayed or canceled as a result of a variety of factors, many of which are beyond our control. These factors include:

•	unexpected drilling conditions;

•	unexpected geological formations including abnormal pressure or irregularities in formations;

•	equipment failures or accidents;

•	adverse changes in prices;

•	weather conditions;

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•	ability to fund capital necessary to develop exploration properties and producing properties;

•	shortages in experienced labor; and

•	shortages or delays in the delivery of equipment, including equipment needed for drilling, fracture stimulating and completing wells.

Acquisition and completion decisions generally are based on subjective judgments and assumptions that are speculative. It is impossible to predict with certainty the production potential of a particular property or well. Furthermore, the successful completion of a well does not ensure a profitable return on the investment. A variety of geological, operational, or market–related factors, including, but not limited to, unusual or unexpected geological formations, pressures, equipment failures or accidents, fires, explosions, blowouts, cratering, pollution and other environmental risks, shortages or delays in the viability of drilling rigs and the delivery of equipment, loss of circulation of drilling fluids or other conditions may substantially delay or prevent completion of any well or otherwise prevent a property or well from being profitable. A productive well may become uneconomic if water or other substances are encountered that impair or prevent the production of oil or natural gas from the well.

A significant portion of our producing properties are located in geographic areas that are vulnerable to extreme seasonal weather, environmental regulation and production constraints.

A significant portion of our operating properties are located in the Rocky Mountain region. As a result, the success of our operations and our profitability may be disproportionately exposed to the impact of adverse conditions unique to that region. Such conditions can include extreme seasonal weather, which could limit our ability to access our properties or otherwise delay or curtail our operations. Also, there could be delays or interruptions of production from existing or planned new wells by significant governmental regulation, transportation capacity constraints, curtailment of production, interruption of transportation, or fluctuations in prices of oil and natural gas produced from the wells in the region.

In addition, some of the properties we intend to develop for production are located on federal lands where drilling and other related activities cannot be conducted during certain times of the year due to environmental considerations. This could adversely affect our ability to operate in those areas and may intensify competition during certain times for drilling rigs, oil field equipment, services, supplies and qualified personnel, which may lead to periodic shortages. These constraints and the resulting shortages or high costs could delay our operations and materially increase our operating and capital costs, particularly if our exploration or development activities on federal lands, or our production from federal lands increases.

The marketability of our production depends upon the availability, operation and capacity of gas gathering systems and the availability of interstate pipelines and processing facilities, all of which are owned by third parties.

The unavailability or lack of capacity of these systems and facilities, which result from factors beyond our control, could result in the shut–in of producing wells or the delay or discontinuance of development plans for properties. We currently own an interest in several wells that are capable of producing but may have their production curtailed from time to time at some point in the future pending gas sales contract negotiations, as well as construction of gas gathering systems, pipelines, and processing facilities.

Operations on the Fort Peck Indian Reservation in Montana are subject to various federal and tribal regulations and laws, any of which may increase our costs and delay our operations.

Various federal agencies within the U.S. Department of the Interior, along with the Fort Peck Assiniboine and Sioux Tribes, promulgate and enforce regulations pertaining to operations on the Fort Peck Indian Reservation. In addition, the Fort Peck Assiniboine and Sioux Tribes are a sovereign nation having the right to enforce laws and regulations independent from federal, state and local statutes and regulations. These tribal laws and regulations include various taxes, fees and other conditions that apply to lessees, operators and contractors conducting operations on Native American tribal lands. Lessees and operators conducting operations on tribal lands are generally subject to the Native American tribal court system. One or more of these factors may increase our costs of doing business in connection with our Roosevelt project and may have an adverse impact on our ability to effectively transport products within the Fort Peck Indian Reservation or to conduct our operations on such lands.

Our business involves significant operating risks that could adversely affect our production and could be expensive to remedy. We do not have insurance to cover all of the risks that we may face.

Our operations are subject to all the risks normally incident to the operation and development of oil and natural gas properties and the drilling of oil and natural gas wells, including:

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•	well blowouts;

•	cratering and explosions;

•	pipe failures and ruptures;

•	pipeline accidents and failures;

•	casing collapses;

•	fires;

•	mechanical and operational problems that affect production;

•	formations with abnormal pressures;

•	uncontrollable flows of oil, natural gas, brine or well fluids;

•	releases of contaminants into the environment; and

•	failure of subcontractors to perform or supply goods or services or personnel shortages.

These industry operating risks can result in injury or loss of life, severe damage to or destruction of property, damage to natural resources and equipment, pollution or other environmental damage, clean–up responsibilities, regulatory investigation and penalties, and suspension of operations, any of which could result in substantial losses. In addition, maintenance activities undertaken to reduce operational risks can be costly and can require exploration, exploitation and development operations to be curtailed while those activities are being completed. We may also be subject to damage claims by other oil and gas companies.

We do not maintain insurance in amounts that cover all of the losses to which we may be subject, and some risks, such as pollution and environmental risks, are not generally fully insurable. Our insurance policies and contractual rights to indemnity may not adequately cover our losses, and we do not have access to insurance coverage or rights to indemnity for all risks. If a significant accident or other event occurs and is not fully covered by insurance or contractual indemnity, it could adversely affect our financial position and results of operations.

Competition in the oil and natural gas industry is intense, which may adversely affect our ability to succeed.

The oil and natural gas industry is highly competitive, and we compete with other companies that are significantly larger and have greater resources. Many of these companies not only explore for and produce oil and natural gas, but also carry on refining operations and market petroleum and other products on a regional, national or worldwide basis. These companies may be able to pay higher prices for productive oil and natural gas properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these competitors may have a greater ability to continue exploration activities during periods of low oil and natural gas market prices. Our larger competitors may also be able to absorb the burden of present and future federal, state, local and other laws and regulations more easily than we can. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in this highly competitive environment.

We are subject to complex environmental federal, state, local and other laws and regulations that could adversely affect the cost, manner or feasibility of doing business.

Our exploration, development, and production operations are regulated extensively at the federal, state and local levels. Environmental and other governmental laws and regulations have increased the costs to plan, design, drill, install, operate and abandon oil and natural gas wells. Under these laws and regulations, we also could be held liable for personal injuries, property damage and other damages. Failure to comply with these laws and regulations may result in the suspension or termination of operations and subject us to administrative, civil and criminal penalties. Moreover, public interest in environmental protection has increased in recent years, and environmental organizations have opposed, with some success, certain drilling projects.

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The environmental laws and regulations to which we are subject:

1.	require applying for and receiving permits before drilling commences;

2.	restrict the types, quantities and concentrations of substances that can be released into the environment in connection with drilling and production activities;

3.	limit or prohibit drilling activities on certain lands lying within wilderness, wetlands, and other protected areas; and

4.	impose substantial liabilities for pollution resulting from our operations.

If any of our operations require federal permits or otherwise involve a “major federal action” that significantly affects the environment, we may be required to prepare an environmental impact statement (“EIS”) pursuant to the National Environmental Policy Act (“NEPA”) to obtain the permits necessary to proceed with the development of certain oil and gas properties. There can be no assurance that we will obtain all necessary permits and, if obtained, that the costs associated with completing the EIS and obtaining such permits will not exceed those that previously had been estimated. It is possible that the costs and delays associated with compliance with such requirements could cause us to delay or abandon the further development of certain properties.

Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent or costly waste handling, storage, transportation, disposal or cleanup requirements could require us to make significant expenditures to maintain compliance, and may otherwise have a material adverse effect on our earnings, results of operations, competitive position or financial condition. For example, because of its potential effect on drinking water, hydraulic fracturing currently is the subject of regulatory scrutiny, negative press, and legislative changes in some states. Hydraulic fracturing is a process that creates a fracture extending from a well bore into a low-permeability rock formation to enable oil or natural gas to move more easily to a production well. Hydraulic fractures typically are created through the injection of water, sand and chemicals into the rock formation. Several federal agencies, including the EPA, recently have asserted potential regulatory authority over hydraulic fracturing, and the EPA has commenced a study of the potential environmental impacts of hydraulic fracturing activities, with the results of the study anticipated to be available for review in 2014. Moreover, the EPA also is studying the potential impact of wastewater derived from hydraulic fracturing activities and in 2014 plans to propose standards such wastewater must meet before being transported to a treatment plant. Some states already have adopted, and other states are considering adopting, requirements that could restrict or impose additional requirements relating to hydraulic fracturing in certain circumstances. For example, Montana, Wyoming and North Dakota have enacted regulations requiring operators to disclose information about hydraulic fracturing fluids on a well-by-well basis, and require specific construction and testing requirements for wells that will be hydraulically fractured. In addition, in Montana and Wyoming, operators generally must obtain approval from the state before hydraulic fracturing occurs and submit a report after the work is completed. In November 2013, Wyoming adopted regulations that went into effect on March 1, 2014, that require oil and gas operators to conduct testing all water sources within one-half mile of the surface location of the proposed oil or gas well before and after drilling a well. Some municipalities and other local governmental bodies also have purported to regulate, and in some cases prohibit, hydraulic fracturing activities. Legislative and regulatory efforts may render permitting and compliance requirements more stringent for hydraulic fracturing, which may limit or prohibit use of the process. While none of our properties are expected to be subject to any such changes, there is no assurance that this will remain the case.

Over the years, we have owned or leased numerous properties for oil and gas activities upon which petroleum hydrocarbons or other materials may have been released by us or predecessor property owners or lessees who were not under our control. Under applicable environmental laws and regulations, including the Comprehensive Environmental Response, Compensation, and Recovery Act (“CERCLA” or the “Superfund law”), the Resource Conservation and Recovery Act (“RCRA”), and analogous state laws, we could be held strictly liable for the removal or remediation of any such previously released contaminants at such locations, in some cases regardless of whether we were responsible for the release or whether the operations were standard in the industry at the time they were performed.

Our operations also are subject to wildlife-protection laws and regulations. For example, oil companies have been charged with killing migratory birds in North Dakota, where we conduct some of our operations. Reserve pits are used during oil and gas drilling operations. During the clean-up phase of a reserve pit, the Migratory Bird Treaty Act requires companies to cover the pit with a net if it is open for more than 90 days. The maximum penalty for each charge under the Migratory Bird Treaty Act is six months in prison and a $15,000 fine.

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In August 2012, the EPA published final New Source Performance Standards (“NSPS”) and National Emissions Standards for Hazardous Air Pollutants (“NESHAPs”) that amend existing NSPS and NESHAPs applicable to the oil and natural gas industry and create new air quality-related standards for oil and natural gas production, transmission, and distribution facilities. The rules established new requirements for emissions from compressors, dehydrators, storage tanks, and other production equipment, as well as more stringent leak-detection requirements for natural gas processing plants. Importantly, these standards include requirements for hydraulically fractured natural gas wells and apply to newly drilled and fractured natural gas wells, as well as existing natural gas wells that are refractured. The EPA received numerous requests for reconsideration of these rules from both industry and the environmental community, as well as court challenges to the rules. In September 2013, the EPA issued revised rules largely focused on storage tank requirements. The revised rules were responsive to some, but not all, industry concerns. Although most of the requirements of the new regulations applicable to hydraulically fractured natural gas wells do not become effective until 2015, other requirements of these new and revised standards may require us to modify our current facilities and operations and may increase future costs of our operations. In addition, EPA currently is reconsidering other portions of the rules that may broaden the scope of the regulations or otherwise require us to modify our current facilities and operations and may increase future costs of our operations.

Another regulatory development that may impact our operations is the EPA’s notice of finding and determination that emissions of carbon dioxide, methane and other greenhouse gases (“GHGs”) present an endangerment to human health and the environment, which allows the EPA to begin regulating emissions of GHGs under existing provisions of the federal Clean Air Act. The EPA has begun to implement GHG-related reporting and permitting rules. Similarly, the U.S. Congress has considered, and may in the future consider, “cap and trade” legislation that would establish an economy-wide cap on emissions of GHGs in the United States and would require most sources of GHG emissions to obtain GHG emission “allowances” corresponding to their annual emissions of GHGs. Any laws or regulations that may be adopted to restrict or reduce emissions of GHGs would be likely to increase our operating costs and could even have an adverse effect on demand for our production.

A number of states also have taken legal measures to reduce GHG emissions, primarily through the planned development of GHG emission inventories and/or regional cap-and-trade programs, but we do not currently conduct business in those states. For example, although we do not currently operate in Colorado, in 2014, the Colorado Air Quality Control Commission adopted the nation’s first rules targeting GHG emissions (i.e., methane) from upstream oil and gas operations. These new Colorado rules could serve as a regulatory model for other states, including Montana or North Dakota, or the federal government. On March 28, 2014, the Obama administration announced that in the spring of 2014, EPA will assess several sources of methane and other emissions from the oil and gas sector. In the fall of 2014, EPA is expected to determine how to pursue further methane reductions from these sources. If EPA decides to develop additional regulations, it plans to complete those regulations by the end of 2016. The Administration also announced that it will identify “downstream” methane reduction opportunities at some point in the future. Later this year, the BLM will propose updated standards to reduce venting and flaring from oil and gas production on public lands. There also has been significant focus on the flaring of natural gas in the Bakken. Increased regulatory pressure or litigation regarding flaring or reduction of methane emissions could affect our operations or increase future costs of our operations.

We depend on key members of our management team.

The loss of key members of our management team could reduce our competitiveness and prospects for future success. We do not have any “key man” insurance policies for our Chief Executive Officer, or any other executive. Our exploratory drilling success and the success of other activities integral to our operations will depend, in part, on our ability to attract and retain experienced management professionals. Competition for these professionals is extremely intense.

Shortages of qualified operational personnel or field equipment and services could affect our ability to execute our plans on a timely basis, increase our costs and adversely affect our results of operations.

The demand for qualified and experienced field personnel to drill wells and conduct field operations, geologists, geophysicists, engineers and other professionals in the oil and natural gas industry can fluctuate significantly, often in correlation with oil and natural gas prices, causing periodic shortages. From time to time, there have also been shortages of drilling rigs and other field equipment, as demand for rigs and equipment has increased with the number of wells being drilled. These factors can also result in significant increases in costs for equipment, services and personnel. For example, we have recently experienced an increase in drilling, completion and other costs associated with certain oil wells. Higher oil and natural gas prices generally stimulate increased demand and result in increased prices for drilling rigs, crews and associated supplies, equipment and services. We have sometimes experienced some difficulty in obtaining drilling rigs, experienced crews and related services and may continue to experience these difficulties in the future. In addition, the cost of drilling rigs and related services has increased significantly over the past several years. If shortages persist or prices continue to increase, our profit margin, cash flow and operating results could be adversely affected and our ability to conduct our operations in accordance with current plans and budgets could be restricted.

Risks Related to this Offering and Our Securities

The prices of our ordinary shares and the ADSs have been and will likely continue to be volatile.

The trading prices of our ordinary shares on the ASX and of the ADSs on the NYSE MKT have been, and likely will continue to be, volatile. Other natural resource companies have experienced similar volatility for their shares, leading us to expect that the results of exploration activities, the price of oil and natural gas, future operating results, market conditions for natural resource shares in general, and other factors beyond our control, could have a significant, adverse or positive impact on the market price of our ordinary shares and the ADSs. We also believe that this volatility creates opportunities for arbitrage trading between the ASX and NYSE MKT markets. While we recognize that arbitrage trading is an appropriate market mechanism to eliminate the differences between different trading markets resulting from the combination of volatile stock prices and inter-market inefficiencies, some of our shareholders may not be in a position to take advantage of the potential profits available to arbitrageurs in such cases.

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Currency fluctuations may adversely affect the price of the ADSs relative to the price of our ordinary shares.

The price of our ordinary shares is quoted in Australian dollars and the price of the ADSs is quoted in U.S. dollars. Movements in the Australian dollar/U.S. dollar exchange rate may adversely affect the U.S. dollar price of the ADSs and the U.S. dollar equivalent of the price of our ordinary shares. During the year ended June 30, 2013, the Australian dollar has, as a general trend, depreciated significantly against the U.S. dollar though remains volatile. If the Australian dollar weakens against the U.S. dollar, the U.S. dollar price of the ADSs could decline correspondingly, even if the price of our ordinary shares in Australian dollars increases or remains unchanged. In the unlikely event that dividends are payable, we will likely calculate and pay any cash dividends in Australian dollars and, as a result, exchange rate movements will affect the U.S. dollar amount of any dividends holders of the ADSs will receive from The Bank of New York Mellon, our depositary. While we would ordinarily expect such variances to be adjusted by inter-market arbitrage activity that accounts for the differences in currency values, there can be no assurance that such activity will in fact be an efficient offset to this risk.

We may issue shares of blank check preferred stock in the future that may adversely impact rights of holders of our ordinary shares and the ADSs.

Our corporate constitution authorizes us to issue an unlimited amount of preferred stock with unspecified rights and preferences. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further shareholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our ordinary shares, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the ordinary shares. To the extent that we do issue such additional shares of preferred stock, the rights of ordinary share and ADS holders could be impaired thereby, including, without limitation, dilution of their ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in the interest of holders of ordinary shares or ADSs.

We report as a U.S. domestic issuer and an Australian public company, which results in increased compliance costs.

On July 1, 2011, we commenced reporting as a U.S. domestic issuer instead of as a “foreign private issuer” as we had in prior years. Accordingly, we are now required to comply with the reporting and other requirements imposed by U.S. securities laws on U.S. domestic issuers, which are more extensive than those applicable to foreign private issuers. We are also required to prepare financial statements in accordance with U.S. GAAP in addition to our financial statements prepared in accordance with IFRS pursuant to ASX requirements. Generating two separate sets of financial statements is a substantial burden that imposes significant administrative and accounting costs on us. As a result of becoming a U.S. domestic issuer, the legal, accounting, regulatory and compliance costs to us under U.S. securities laws are significantly higher than those that were incurred by us as a foreign private issuer.

Even though Samson is now a “domestic issuer” for SEC reporting requirements, we remain a “foreign based entity” for purposes of Section 110 of the NYSE MKT Company Guide. This permits us to apply to the NYSE MKT to have certain of its listing criteria relaxed and receive exemptions from rules applicable to corporations incorporated in the United States. We currently are relying on one Section 110 exemption received in connection with our stock option plan, and is described in more detail in “Item 6—Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Market Information.” While we have no current plans to seek additional Section 110 relief from NYSE MKT, there can be no assurance that we will not do so in the future.

We do not expect to pay dividends in the foreseeable future. As a result, holders of our ordinary shares and the ADSs must rely on appreciation for any return on their investment.

We do not anticipate paying cash dividends on our ordinary shares in the foreseeable future. Accordingly, holders of our ordinary shares and the ADSs will have to rely on capital appreciation, if any, to earn a return on their investment in our ordinary shares.

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The trading prices of the ADSs may be adversely affected by short selling.

“Short selling” is the sale of a security that the seller does not own, including a sale that is completed by the seller’s delivery of a “borrowed” security (i.e., the short seller’s promise to deliver the security). Short sellers make a short sale because they believe that they will be able to buy the stock at a lower price than their sales price. Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of the ADSs. The price decline could be exacerbated if sufficient “naked short selling” occurs, which is the practice by which short sellers place short sell orders for shares without first borrowing the shares to be sold, or without having first adequately located such shares and arranged for a firm contract to borrow such shares prior to the delivery date set to close the sale. The result is an artificial deluge into the market of shares for sale – shares that the seller does not own and has not even borrowed. Although there are regulations in the United States designed to address abusive short selling, the regulations may not be adequately structured or enforced.

While we do not believe that we are a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes, if we are so classified, it could have adverse tax consequences to holders of our ordinary shares or ADSs.

Potential investors in our ordinary shares or ADSs should consider the risk that we could be now, or could in the future become, a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes. We do not believe that we were a PFIC for the taxable year ended June 30, 2013, and do not expect to be a PFIC in the foreseeable future. However, the tests for determining PFIC status depend upon a number of factors, some of which are beyond our control and subject to legal and possibly factual uncertainties. Accordingly, we cannot be certain of our PFIC status for the current, or any other, taxable year. We do not undertake an obligation to determine our PFIC status, or to advise investors in our securities as to our PFIC status, for any taxable year.

If we were to be a PFIC for any year, holders of our ordinary shares or ADSs who are U.S. persons for U.S. federal income tax purposes (“U.S. holders”) whose holding period for such ordinary shares or ADSs includes part of a year in which we are a PFIC generally will be subject to a special, highly adverse, tax regime imposed on “excess distributions” made by us. This regime will continue to apply irrespective of whether we are still a PFIC in the year an “excess distribution” is made or received. “Excess distributions” for this purpose would include certain distributions received on our ordinary shares or ADSs. In addition, gains by a U.S. holder on a sale or other transfer of our ordinary shares or ADSs (including certain transfers that would otherwise be tax-free) would be treated in the same manner as excess distributions. Under the PFIC rules, excess distributions (including gains treated as excess distributions) would be allocated ratably to each day in the U.S. holder’s holding period of the ordinary shares or ADSs with respect to which the excess distribution is made or received. The portion of any excess distributions allocated to the current year or prior years before the first day of the first taxable year beginning after December 31, 1986, in which we became a PFIC would be includible by the U.S. holder as ordinary income in the current year. The portion of any excess distributions allocated to prior taxable years in which we were a PFIC would be taxed to such U.S. holder at the highest marginal rate applicable to ordinary income for each such year (regardless of the U.S. holder’s actual marginal rate for that year and without reduction by any losses or loss carryforwards), and any such tax owing would be subject to interest charges. In addition, dividends received from us will not be “qualified dividend income” if we are a PFIC in the year of payment, or were a PFIC in the year preceding the year of payment, and will be subject to taxation at ordinary income rates.

In certain cases, U.S. holders may make elections to mitigate the adverse tax rules that apply to PFICs (the “mark-to-market” and “qualified electing fund” or “QEF” elections), but these elections may also accelerate the recognition of taxable income or gain and could result in the taxation of income or gain at the rates applicable to ordinary income instead of the rates applicable to capital gains. We have never received a request from a holder of our ordinary shares or the ADSs for the annual information required to make a QEF election and we have not decided whether we would provide such information if such a request were to be received. Additional adverse tax rules would apply to U.S. holders for any year in which we are a PFIC and own or dispose of shares in another corporation that is itself a PFIC. Special adverse rules that impact certain estate planning goals could apply to our ordinary shares or the ADSs if we are a PFIC.

The market price of our ordinary shares and the ADSs could be adversely affected by sales of substantial amounts of shares in the public markets or the issuance of additional shares in the future including in connection with acquisitions.

Sales of a substantial number of our ordinary shares in the public market, either directly or indirectly as the sale of ADSs, or the perception that such sales may occur, could cause the market price of our ordinary shares (and the ADSs) to decline. In addition, the sale of these shares in the public market, or the possibility of such sales, could impair our ability to raise capital through the sale of additional shares or other securities. As of December 31, 2013, we had granted options to purchase an aggregate of approximately 81,500,000 of our ordinary shares to certain of our directors and employees. Subject to compliance with applicable securities laws, these option holders are permitted to sell shares they own or acquire upon the exercise of options in the public market. In addition, as of December 31, 2013, we had warrants outstanding which may be exercised by warrant holders for 229,678,528 ordinary shares at an exercise price of A$0.038 per share until March 31, 2017, the exercise of which could have similarly adverse consequences on the trading prices for our shares.

For further details on our outstanding options and warrants, see “Note 10 – Share Based Payments” in the Notes to our Consolidated Financial Statements, incorporated by reference from the Annual Report on Form 10-K for the year ended June 30, 2013.

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In addition, in the future, we may issue ordinary shares or ADSs including in connection with acquisitions of assets or businesses. If we use our shares for this purpose, the issuances could have a dilutive effect on the market value of our ordinary shares, depending on market conditions at the time of an acquisition, the price we pay, the value of the business or assets acquired, our success in exploiting the properties or integrating the businesses we acquire and other factors.

ADS holders are not shareholders and do not have shareholder rights.

The Bank of New York Mellon, as depositary, executes and delivers the ADSs on our behalf. ADS holders are not required to be treated as shareholders and do not have the rights of shareholders. The depositary is the holder of the ordinary shares underlying the ADSs. Holders of the ADSs have ADS holder rights. A deposit agreement among us, the depositary and the ADS holders sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

ADS holders do not have the right to receive notices of general meetings or to attend and vote at our general meetings of shareholders. Our practice is to give ADS holders notices of general meetings and to enable them to vote at our general meetings of shareholders, but we are not obligated to continue to do so. ADS holders may instruct the depositary to vote the ordinary shares underlying their ADSs. Although our practice is to have the depositary ask for the instructions of ADS holders, we are not obligated to do so. ADS holders can exercise their right to vote the ordinary shares underlying their ADSs by withdrawing the ordinary shares. However it is possible that ADS holders would not know about the meeting enough in advance to withdraw the ordinary shares.

When we do ask the depositary to seek ADS holders’ instructions, the depositary notifies ADS holders of the upcoming vote and arranges to deliver our voting materials and form of notice to them. The depositary then tries, as far as practicable, subject to Australian law and the provisions of the deposit agreement, to vote the ordinary shares as ADS holders instruct. The depositary does not vote or attempt to exercise the right to vote other than in accordance with the instructions of the ADS holders. We cannot assure ADS holders that they will receive the voting materials in time to ensure that they can instruct the depositary to vote their shares. In addition, there may be other circumstances in which ADS holders may not be able to exercise voting rights.

Similarly, while ADS holders would generally receive the same dividends or other distributions as holders of our ordinary shares, their rights are not identical. Dividends and other distributions payable with respect to our ordinary shares generally will be paid directly to those holders. By contrast, any dividends or distributions payable with respect to ordinary shares that are held as ADSs will be paid to the depositary, which has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. ADS holders will receive these distributions in proportion to the number of ordinary shares their ADSs represent. In addition, while it is unlikely, there may be circumstances in which the depositary may not pay to ADS holders the same amounts distributed by us as a dividend or distribution, such as when it is unlawful or impractical to do so. See the next risk factor below.

There are circumstances where it may be unlawful or impractical to make distributions to the holders of ADSs.

Our depositary, The Bank of New York Mellon, has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. ADS holders will receive these distributions in proportion to the number of ordinary shares their ADSs represent.

In the case of a cash dividend, the depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares into U.S. dollars if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. In the unlikely event that it is not possible to convert a cash dividend or distribution into U.S. dollars, then the deposit agreement with the depositary allows the depositary to distribute foreign currency only to those ADS holders to whom it is possible to do so. There is also a risk that, if a distribution is payable by us in Australian dollars, the depositary may hold some or all of the foreign currency for a short period of time rather than immediately converting it for the account of the ADS holders. Because the depositary will not invest the foreign currency, will not be liable for any interest on the unpaid distribution or for any fluctuation in the exchange rates during a time when the depositary has not converted the foreign currency, ADS holders could lose some of the value of the distribution.

The depositary may determine that it is unlawful or impractical to convert foreign currency to U.S. dollars or to make a distribution to ADS holders that is made to the holders of ordinary shares. This means that, under rare circumstances, ADS holders may not receive the same distributions we make to the holders of our ordinary shares or receive the same value for their ADSs if it is illegal or impractical for us to or the depositary to do so.

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There may be difficulty in effecting service of legal process and enforcing judgments against us and our directors and management.

We are a public company limited by shares, registered and operating under the Australian Corporations Act 2001. Two of our five directors and one of our named executive officers reside outside the United States. Substantially all of the assets of those persons are located outside the U.S. As a result, it may not be possible to effect service on such persons in the U.S. or to enforce, in foreign courts, judgments against such persons obtained in U.S. courts and predicated on the civil liability provisions of the federal securities laws of the U.S. There is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely upon federal or state securities laws of the U.S., especially in the case of enforcement of judgments of U.S. courts where the defendant has not been properly served in Australia.

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USE OF PROCEEDS

We estimate that the net proceeds of the offering will be approximately $5.1 million after deducting the total estimated fees and expenses relating to this offering. We intend to use the net proceeds for the continuing development of our North Stockyard project in Williams County, North Dakota and for working capital. See “Liquidity, Capital Resources and Capital Expenditures” in “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q filed on February 10, 2014 for a description of our North Stockyard capital considerations, and Form 8-Ks filed subsequently.

In addition to this offering, we may raise additional funds through the sale of assets, such as our Roosevelt project, or debt financing secured by our producing properties, in order to support the developmental drilling program in our North Stockyard project. There is no guarantee that we will raise enough capital to fully participate in the drilling of all wells planned for that project. There is also no guarantee if we do not raise enough funds, we will complete the planned drilling during the anticipated time periods.

THE OFFERING

We are offering directly to selected investors up to 290,110,830 ordinary shares which may be represented by ADSs, and up to 87,033,249 warrants to purchase up to 87,033,249 ordinary shares (which is three-tenths (0.3) of a warrant included at no charge with each ordinary share purchased). Each warrant sold in this offering will entitle its holder to purchase one ordinary share at a cash exercise price of A$0.033, per ordinary share, subject to adjustment, which is $0.031 based on the exchange rate for April 11, 2014 as published by the Reserve Bank of Australia. The offering price per ordinary share and 0.3 of a warrant is A$0.020, which is $0.019 based on the exchange rate for April 11, 2014 as published by the Reserve Bank of Australia. This represents a price of $0.375 per ADS and 6 warrants based on the exchange rate for April 11, 2014.

The warrants are exercisable upon issuance and will expire at 5:00 p.m. Perth, Australia time on April 30, 2018. Twenty warrants would be required to purchase 20 ordinary shares that could be exchanged for one ADS. If so instructed by the purchaser, ordinary shares purchased in this offering shall be delivered on the Closing Date to the Depositary for the ADSs to be exchanged for ADSs, and the Company will pay the Depositary’s issuance fee of $0.005 per ADS exchanged on the Closing Date. Each purchaser will be responsible for the Depositary’s fees upon exercise of warrants if the purchaser exchanges ordinary shares for ADSs.

Determination of the Offering Price

The subscription price of A$0.020 per ordinary share and warrant was set by our board of directors on April 11, 2014. Our board of directors considered a number of factors in establishing this price, including the historic and then current market price of the ordinary shares as represented by ADSs, our business prospects, our recent and anticipated operating results, general conditions in the securities markets, our need for capital, alternatives available to us for raising capital, the amount of proceeds desired, the pricing of similar transactions, the liquidity of ADSs and the level of risk to our investors.

No Recommendation

A decision whether to participate in this offering must be made according to the investor’s evaluation of its own best interests and after considering all of the information in this prospectus supplement and the accompanying prospectus, including (1) the risk factors under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus, and (2) all of the other information incorporated by reference in this prospectus supplement and the accompanying base prospectus.

DILUTION

If you invest in our securities in this offering, your interest will be diluted to the extent of the difference between the public offering price per unit and the net tangible book value per ordinary share after this offering. As of December 31, 2013, our historical net tangible book value was $50.6 million, or $0.02 per ordinary share, based on 2,547,627,193 ordinary shares outstanding at December 31, 2013. Our historical net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of ordinary shares outstanding as of December 31, 2013. After giving effect to our sale in this offering of up to 290,110,830 ordinary shares and up to 87,033,249 warrants at the public offering price of A$0.020 per ordinary share and three-tenths (0.3) of a warrant, or $0.019 based on the April 11, 2014 exchange rate, and after deducting fees and expenses relating to this offering and excluding the proceeds, if any, from the exercise of the warrants issued pursuant to this offering, our net tangible book value as of December 31, 2013 would have been $55 million, or $0.019 per ordinary share. This represents an immediate increase of net tangible book value of $0.02 per share to our existing stockholders and represents an immediate dilution of $0.001 per share to investors purchasing units in this offering. The following table illustrates this per share dilution calculation.

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Public offering price per ordinary share and warrant		$0.019
Historical net tangible book value per share at December 31, 2013		$0.02
Increase per share attributable to investors purchasing ordinary shares and warrants in this offering	$	nil
Pro forma net tangible book value per share, as adjusted to give effect to this offering		$0.019
Dilution to investors in this offering		$0.001

The above discussion and table excludes the shares of ordinary shares issuable upon exercise of the warrants offered by us pursuant to this offering and also excludes 302,178,528 ordinary shares issuable upon the exercise of warrants and options outstanding as of April 11, 2014, at a weighted average exercise price of A$0.05 per share, which is $0.047 based on the exchange rate for April 11, 2014.

To the extent that outstanding exercisable options or warrants are exercised, you may experience dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital by issuing equity or convertible debt securities, your ownership will be further diluted.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Description of Ordinary Shares and ADSs

Please see the section “Description of Capital Stock” on page 4 of the accompanying base prospectus.

Description of Warrants

Three-tenths (0.3) of a warrant will be included at no charge with each ordinary share purchased. Each warrant will entitle its holder to purchase one ordinary share at a cash exercise price of A$0.033 per ordinary share, subject to adjustment, which is $0.031 based on the exchange rate for April 11, 2014 as published by the Reserve Bank of Australia. The warrants are exercisable upon issuance and will expire 5:00 p.m., Perth, Australia time on April 30, 2018. The warrants will be uncertificated.

The warrants will be issued pursuant to subscription agreements between us and the investor. A form of subscription agreement used in connection with this offering will be filed by us as an exhibit to a Current Report on Form 8-K in connection with this offering. Please see the subscription agreement for a complete description of the terms and conditions applicable to the warrants.

Listing

We expect that the ADSs sold in this offering, including those that may be issued upon exercise of the warrants, will be traded on the NYSE MKT. There can be no assurance, however, that the NYSE MKT will grant our application to list the additional ADSs sold in this offering or those issuable upon exercise of the warrants.

Application will be made to the ASX for quotation of the warrants, ordinary shares and the ordinary shares issuable upon exercise of the warrants.

PLAN OF DISTRIBUTION

Carter Terry & Company, a broker-dealer registered with the Commission and the Financial Industry Regulatory Authority, Inc. (“FINRA”), will receive a success fee equal to 6% of the equity capital raised from U.S. investors in this offering who were first introduced to the Company by Carter Terry. The Company will also pay up to $15,000 of Carter Teery’s legal fees in connection with the offering. In addition, Patersons Securities Limited of Melbourne, Victoria, Australia (“Patersons”), will receive a success fee equal to 6% of the equity capital raised from Australian investors in this offering who were first introduced to the Company by Patersons.

If so directed by a purchaser, ordinary shares purchased in this offering shall be delivered on the Closing Date to the Depositary, and Samson will pay the Depositary’s issuance fee of $0.005 per ADS. Each purchaser will be responsible for the Depositary’s fee upon exercise of warrants if the purchaser deposits ordinary shares for issuance of ADSs. The Depositary is expected to deliver ADSs to purchasers through The Depository Trust Company no later than three business days after the Closing Date. Upon receipt of ADSs by purchasers (or delivery of the ordinary shares if a purchaser elects to retain the ordinary shares), an account agent shall release purchasers’ funds to the Company. If payment is made in U.S. dollars instead of Australian dollars, the currency conversion of U.S. dollars to Australian dollars shall be determined by the exchange rate set by the Reserve Bank of Australia (http://www.rba.gov.au/statistics/frequency/exchange-rates.html) on April 11, 2014. No fractional ADSs will be issued upon deposits of ordinary shares for issuance of ADSs.

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CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of our ordinary shares, ADSs, units (for purposes of this summary, a “unit” being the security purchased pursuant to this offering consisting of either an ordinary share and three-tenths (0.3) of a warrant or an ADS and six warrants), and warrants but does not purport to be a complete analysis of all the potential tax consequences relating thereto. This summary applies only to persons who acquire our ordinary shares, ADSs, units and warrants in this offering or our ordinary shares or ADSs upon the exercise of warrants received in this offering.

This summary is based on U.S. tax laws including the Internal Revenue Code of 1986, as amended (the “Code”), Final and Proposed Treasury regulations promulgated thereunder, rulings, judicial decisions, administrative pronouncements, and the U.S.-Australia income tax treaty, as amended (the “Treaty”), all as of the date of this prospectus supplement, and all of which are subject to change or changes in interpretation, possibly with retroactive effect. In addition, this summary is based in part upon the assumption that each obligation in the deposit agreement relating to the ADSs and any related agreement will be performed in accordance with its terms.

This summary is limited to U.S. Holders (as defined below) that hold our ordinary shares, ADSs, units and warrants as capital assets within the meaning of Section 1221 of the Code (i.e., generally, as property held for investment purposes). This summary does not address all aspects of U.S. federal income taxation that may apply to holders that are subject to special tax rules, including: persons that are not U.S. Holders (as defined below); certain U.S. expatriates; insurance companies; tax-exempt entities; banks and other financial institutions; persons subject to the alternative minimum tax; regulated investment companies; securities broker-dealers or dealers; traders in securities who elect to apply a mark-to-market method of accounting; persons that own (directly, indirectly or by attribution) 10 percent or more of our outstanding share capital or voting stock; partnerships or other pass-through entities or a person who is an investor in such an entity; persons holding our ordinary shares, ADSs, or warrants as part of a straddle, hedging, constructive sale, synthetic security, integrated or conversion transaction; persons who acquire our ordinary shares, ADSs, and warrants pursuant to the exercise of employee stock options or otherwise as compensation; qualified retirement plans and individual retirement accounts; and, persons whose functional currency is not the U.S. dollar. Such holders may be subject to U.S. federal income tax consequences different from those set forth below. This summary assumes that we are not and will not become a controlled foreign corporation for purposes of the Code and, except as otherwise indicated, that we are not and will not become a passive foreign investment company.

We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with these statements and conclusions.

Any holder of our ordinary shares, ADSs, units, or warrants that is not a U.S. Holder (as defined below) should consult with their own tax advisors with regard to the U.S. federal, state, and local tax consequences of the purchase, ownership, and disposition of our ordinary shares, ADSs, units or warrants.

This summary does not discuss all of the aspects of U.S. federal income taxation that may be relevant to a holder in light of the holder’s particular investment or other circumstances. In addition, this summary does not discuss any U.S. state or local income, foreign income, estate, gift, generation-skipping or other tax consequences or (except as specifically addressed herein) the effect of any tax treaty.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) holds our ordinary shares, ADSs, units or warrants, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such partnerships and partners are urged to consult their own tax advisors regarding the specific tax consequences of the ownership and disposition of our ordinary shares, ADSs, or warrants.

WE URGE ALL PROSPECTIVE HOLDERS TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF OUR ORDINARY SHARES, ADSs, UNITS OR WARRANTS.

General

For U.S. federal income tax purposes, a U.S. holder of ADSs generally will be treated as owning the underlying shares represented by those ADSs. Therefore, deposits or withdrawals by a U.S. holder of shares for ADSs or of ADSs for shares will not be subject to U.S. federal income tax. This summary (except where otherwise expressly noted) applies equally to holders of ordinary shares and holders of ADSs.

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Each unit should be treated for U.S. federal income tax purposes as a unit consisting of either one ordinary share and three-tenths (0.3) of a warrant or an ADS and six warrants. The purchase price paid for each unit must be allocated between the ordinary shares or ADSs and the warrant based on their respective relative fair market values. We will determine this allocation based upon our determination, which we will complete following the closing of the offering, of the relative values of the ordinary shares or ADSs and the warrants comprising a unit. This allocation will be reported to any person to which we transfer units that acts as a custodian of securities in the ordinary course of its trade or business, or that effects sales of securities by others in the ordinary course of its trade or business, and may be reported to the IRS by such persons. This allocation is not binding on you, the IRS or the courts. Prospective investors are urged to consult their tax advisors regarding the U.S. federal income tax consequences of an investment in a unit and the allocation of the purchase price paid of a unit between the ordinary shares or ADSs and the warrants.

Definition of U.S. Holder

As used herein, the term “U.S. Holder” means a beneficial owner of our ordinary shares, ADSs, units or warrants that is (a) an individual citizen or resident of the United States for U.S. federal income tax purposes; (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (d) a trust, if (i) a court within the United States can exercise primary supervision over the administration of the trust and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) a valid election is in effect under applicable Treasury Regulations to treat such trust as a United States person.

Taxation of Dividends

We do not anticipate paying dividends in the foreseeable future. However, subject to the discussion regarding “Passive Foreign Investment Company Considerations,” below, the gross amount of any distribution (including the amount of any Australian withholding tax thereon) paid to a U.S. Holder by us with respect to ordinary shares or ADSs (including ordinary shares or ADSs received on the exercise of warrants) generally will be taxable as dividend income to the U.S. Holder for U.S. federal income tax purposes on the date the distribution is actually or constructively received by the U.S. Holder or, in the case of ADSs, by the depositary, to the extent the distribution is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current or accumulated earnings and profits, the excess will be treated first as a tax-free return of capital and will reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the ordinary shares or ADSs with respect to which such distribution is made, and any remaining excess will be treated as capital gain from a sale or exchange of our shares of our ordinary shares or ADSs, subject to the tax treatment described below in “Sale, Exchange or Other Disposition of our Ordinary Shares or ADSs.”

Corporate U.S. Holders will not be eligible for the dividends received deduction in respect of dividends paid by us. For foreign tax credit limitation purposes, at least a portion of the dividends paid by us generally would be U.S. source income if, and to the extent that, more than a de minimis amount of our earnings and profits out of which the dividends are paid is from sources within the United States. The remaining portion of the dividends paid by us will be income from sources outside the United States. The amount of any distribution paid in foreign currency (including the amount of any Australian withholding tax thereon) generally will be includible in the gross income of a U.S. Holder of ordinary shares or ADSs in an amount equal to the U.S. dollar value of the foreign currency, calculated by reference to the spot rate in effect on the date of receipt by the U.S. Holder, or, the case of ADSs, by the depositary, regardless of whether the foreign currency is converted into U.S. dollars on such date. The amount of any distribution paid in a foreign currency generally will be converted into U.S. dollars by the depositary upon its receipt. Accordingly, a U.S. Holder of ADSs generally will not be required to recognize foreign currency gain or loss in respect of the distribution. Special rules govern and specific elections are available to accrual method taxpayers to determine the U.S. dollar amount includible in income in the case of taxes withheld in a foreign currency. Accrual basis taxpayers are therefore urged to consult their own tax advisors regarding the requirements and elections applicable in this regard.

Subject to certain limitations, Australian withholding taxes will be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. Dividend income generally will constitute “passive category” income, or in the case of certain U.S. Holders, “general category” income. The use of foreign tax credits is subject to complex conditions and limitations, the application of which will depend on the circumstances of a particular U.S. Holder. In lieu of a credit, a U.S. Holder who itemizes deductions may elect to deduct all of such U.S. Holder’s foreign taxes in the taxable year. A deduction does not reduce U.S. tax on a dollar-for-dollar basis like a tax credit, but the deduction for foreign taxes is not subject to the same limitations applicable to foreign tax credits. U.S. Holders are urged to consult their own tax advisors regarding the availability of foreign tax credits.

S-21

The “qualified dividend income” of certain non-corporate U.S. Holders (including individuals) is subject to tax at the same maximum U.S federal income tax rate applicable to long-term capital gains. For this purpose, qualified dividend income generally includes dividends paid by a non-U.S. corporation if, among other things, the U.S. Holder meets certain minimum holding period and other requirements, the non-U.S. corporation is not a passive foreign investment company in the year of payment or the year preceding the year of payment, and the non-U.S. corporation satisfies certain requirements, including that either (i) the ordinary shares or ADSs with respect to which the dividend has been paid are readily tradable on an established securities market in the United States, or (ii) the non-U.S. corporation is eligible for the benefits of a comprehensive U.S. income tax treaty (such as the Treaty) that provides for the exchange of information. Dividends may be subject to the surtax on unearned income, as discussed below under “Surtax on Unearned Income.” Dividends not eligible to be taxed at the same maximum U.S federal income tax rate applicable to long-term capital gains will generally be taxed at the same rates applicable to ordinary income and short-term capital gains.

Sale, Exchange or Other Disposition of our Ordinary Shares or ADSs

In general, upon a taxable sale, exchange or other disposition of our ordinary shares or ADSs (including ordinary shares or ADSs received on the exercise of warrants), and subject to the rules for passive foreign investment companies discussed in “ Passive Foreign Investment Company Considerations ,” below, a U.S. Holder will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the U.S. dollar value of the amount realized on the disposition and the U.S. Holder’s tax basis, determined in U.S. dollars, in the ordinary shares or ADSs. Such gain or loss will be treated as long-term capital gain or loss if the Holder’s holding period in the ordinary shares or ADSs exceeds one year at the time of disposition, and will otherwise be short-term gain or loss. Such gain or loss generally will be U.S. source gain or loss. The deductibility of capital losses is subject to significant limitations. Capital gains may be subject to the surtax on unearned income, as discussed below under “Surtax on Unearned Income.”

An exchange of our ordinary shares for ADSs generally should not be a taxable event.

Tax Rates Applicable to Ordinary Income and Capital Gains of Non-Corporate U.S. Holders

Ordinary income and short-term capital gains of non-corporate U.S. Holders are generally subject to U.S. federal income tax at rates of up to 39.6%. Long-term capital gains of non-corporate U.S. Holders are generally subject to U.S. federal income tax at rates of up to 20%. The deductibility of capital losses is subject to significant limitations

Exercise or Lapse of Warrants

Upon the exercise of warrants a U.S. Holder will not recognize gain or loss and will have a tax basis in the ordinary shares or ADSs received equal to the U.S. Holder’s tax basis in the warrants plus the exercise price of the warrants. Subject to the rules for passive foreign investment companies discussed in “Passive Foreign Investment Company Considerations,” below, the holding period for ordinary shares or ADSs received pursuant to the exercise of warrants will begin on the date following the date of exercise (or possibly the date of exercise) and will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder will recognize a capital loss in an amount equal to the tax basis in the warrant. Such loss will be long-term capital loss if the warrant had been held for more than one year as of the date the warrant lapsed and otherwise will be short-term capital loss.

Adjustment to Exercise Price

Under Section 305 of the Code, if certain adjustments are made (or not made) to the number of ordinary shares or ADSs issued upon the exercise of warrants, or to the exercise price of a warrant, a U.S. Holder may be deemed to have received a constructive distribution, which could result in the U.S. Holder recognizing dividend income. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. Adjustments to the exercise price of warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the warrants should generally not be considered to result in a constructive distribution. For a more detailed discussion of the rules applicable to distributions, see “Taxation of Dividends” above.

Passive Foreign Investment Company Considerations

A non-U.S. corporation will be classified as a PFIC in any taxable year in which, after taking into account the income and assets of certain subsidiaries, either (i) at least 75% of its gross income is passive income, or (ii) at least 50% of the average value of its assets is attributable to assets that produce or are held for the production of passive income. Whether or not we will be classified as a PFIC in any taxable year is a factual determination and will depend upon our assets, the market value of our ordinary shares, and our activities in each year and is therefore subject to change.

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Although we do not believe that we were a PFIC for the taxable year ended June 30, 2013 and do not expect to be a PFIC in the foreseeable future, the tests for determining PFIC status depend upon a number of factors. Some of these factors are beyond our control and may be subject to uncertainties, and we cannot assure you that we have not been or will not be a PFIC. We have not undertaken a formal study as to our PFIC status, and we do not undertake an obligation to determine our PFIC status, or to advise investors in our securities as to our PFIC status, for any year.

A U.S. Holder who has owned our securities during any portion of a taxable year in which were a PFIC generally must continue to treat the company as a PFIC (and will continue to be subject to the tax rules for excess distributions described below) even if we cease to be a PFIC in a later year.

If we are a classified as a PFIC for any taxable year, the so–called “excess distribution” regime of Code Section 1291 will apply to any U.S. Holder of ordinary shares or ADSs that does not make a mark–to–market or qualified electing fund election, as described below. Under the excess distribution regime, (i) any gain the U.S. Holder realizes on the sale or other disposition of the ordinary shares or ADSs (possibly including a gift, exchange in a corporate reorganization, or grant as security for a loan) and any “excess distribution” that we make to such holder (generally, any distributions to such holder in respect of the ordinary shares or ADSs during a single taxable year that are greater than 125% of the average annual distributions received by such holder in the three preceding years or, if shorter, such holder’s holding period for the ordinary shares or ADSs), will be treated as ordinary income that was earned ratably over each day in such holder’s holding period for the ordinary shares or ADSs; (ii) the portion of any excess distributions allocated to the current year or prior years before the first day of the first taxable year beginning after December 31, 1986 in which we became a PFIC would be includible by the U.S. holder as ordinary income in the current year; (iii) the portion of such gain or distribution that is allocable to prior taxable years during which we were a PFIC will be subject to tax at the highest rate applicable to ordinary income for the relevant taxable years, regardless of the tax rate otherwise applicable to such holder and without reduction for deductions or loss carryforwards; and (iv) the interest charge generally applicable to underpayments of tax will be imposed with respect of the tax attributable to each such year (which interest charge will generally not be deductible for individual U.S. Holders). For purposes of the excess distribution regime, the holding period of an ordinary share or ADS received upon exercise of a warrant will, under Proposed Treasury Regulations issued in 1993, include the holding period of the warrant.

Dividends received from us will not be “qualified dividend income” if we are a PFIC in the year of payment, or were a PFIC in the year preceding the year of payment, and will be subject to taxation at ordinary income rates.

If we are classified as a PFIC for any taxable year and our ordinary shares or ADSs are treated as “marketable securities” under applicable U.S. Treasury Regulations, a U.S. Holder may avoid the excess distribution regime described above by making a valid “mark–to–market” election with respect to the ordinary shares or ADSs. If a valid mark–to–market election is made, an electing U.S. Holder generally (i) will be required to recognize as ordinary income an amount equal to the excess, if any, of the fair market value of the ordinary shares or ADSs over the holder’s adjusted tax basis in such ordinary shares or ADSs at the close of each taxable year, or (ii) if the U.S. Holder’s adjusted tax basis in the ordinary shares or ADSs exceeds their fair market value at the close of each taxable year, will be allowed to deduct the excess as an ordinary loss to the extent of the net amount of income previously included as a result of the mark–to–market election. A U.S. Holder’s basis in its ordinary shares or ADSs will be adjusted to reflect the amounts included or deducted with respect to the mark–to–market election, and any gain or loss on the disposition of ordinary shares or ADSs will generally be ordinary income, or, to the extent of previously included mark–to–market inclusions, ordinary loss. Each U.S. Holder must make its own mark–to–market election. Once made, the election cannot be revoked without the consent of the IRS unless the ordinary shares or ADSs cease to be marketable securities. Under applicable U.S. Treasury Regulations, marketable securities includes stock of a PFIC that is “regularly traded” on a qualified exchange or other market. Because our ordinary shares are traded on the Australian Stock Exchange and the ADSs are traded on the NYSE MKT, we expect that our ordinary shares and the ADSs will be treated as “regularly traded,” and a U.S. Holder should be able to make a mark–to–market election. However, no assurance that our ordinary shares or ADSs are or will be marketable securities can be given. A mark-to-market election cannot be made for warrants.

The excess distribution regime would not apply to any U.S. Holder who is eligible for and timely makes a valid “qualified electing fund” (“QEF”) election, in which case such holder would be required to include in income on a current basis such holder’s pro rata share of our ordinary income and net capital gains. To be timely, a QEF election must be made for the U.S. Holder’s first taxable year that includes any portion of the U.S. Holder’s holding period in our ADS or ordinary shares during which we are a PFIC. For this purpose, a U.S. Holder may elect to restart the U.S. Holder’s holding period in the ADSs or ordinary shares by agreeing to recognize, and pay tax and interest under the excess distribution regime described above, on the amount of any appreciation in the ADSs or ordinary shares held. However, a U.S. Holder’s QEF election will be valid only if we provide certain annual information to our shareholders. We have not decided at this time whether we will provide such annual information and thus it is possible that U.S. Holders will not be able to make a valid QEF election with respect to our ordinary shares and the ADSs.

A U.S. Holder may not make a QEF election with respect to warrants. As a result, if we are a PFIC at any time during which a U.S. Holder owns warrants, the U.S. Holder will not be able to make a normal QEF election with respect to our ordinary shares or ADSs acquired upon exercise of such warrants. Such a U.S. Holder could, however, make a special “deemed sale” election with respect to the ordinary shares or ADSs acquired on exercise of the warrants under which the U.S. Holder would recognize inherent gain in the ordinary shares or ADSs as an excess distribution at the time of the election. Such a deemed sale election generally can be made only if a U.S. Holder owns our ordinary shares or ADSs on the first day of our taxable year in which the election is to be effective.

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Special rules apply with respect to the calculation of the amount of the foreign tax credit with respect to excess distributions made by a PFIC.

If we are a PFIC in a taxable year and own shares in another PFIC (a “lower–tier PFIC”), a U.S. Holder also will be subject to the excess distribution regime with respect to its indirect ownership of the lower–tier PFIC. The mark–to–market election would not be available for any indirect ownership of a lower–tier PFIC. A QEF election can be made for a lower–tier PFIC, but only if we provide the U.S. Holder with the financial information necessary to make such an election.

Each U.S. Holder generally must file IRS Form 8621 reporting distributions received and gain realized with respect to each PFIC in which the U.S. Holder holds a direct or indirect interest. In addition, subject to certain rules intended to avoid duplicative filings, U.S. Holders generally must report on IRS Form 8621 with respect to each PFIC in which the U.S. Holder holds a direct or indirect interest. Each U.S. Holder should consult its own tax advisor regarding these and any other applicable information or other reporting requirements.

We urge U.S. Holders to consult their own tax advisors regarding the mark-to-market election, QEF election, and deemed sale election before making such elections.

Surtax on Unearned Income

A surtax of 3.8% (the “unearned income Medicare contribution tax”) applies to the “net investment income” of certain U.S. Holders in excess of a threshold amount. Net investment income generally includes interest, dividends, royalties, rents, gross income from a trade or business involving “passive” activities, and net gain from the disposition of property (other than property held in a “non-passive” trade or business). Net investment income generally will include, among other things, dividends paid on our ordinary shares or ADSs and net gain from the disposition of our ordinary shares, ADSs, or warrants. Net investment income is reduced by deductions that are properly allocable to such income.

U.S. Information Reporting and Backup Withholding

Dividend payments with respect to ordinary shares or ADSs and proceeds from the sale, exchange, redemption, or other disposition of ordinary shares or ADSs may be subject to information reporting to the IRS and U.S. backup withholding. Certain exempt recipients, including corporations, are not subject to these information reporting requirements. Backup withholding will not apply to a holder who furnishes a correct taxpayer identification number or certificate of foreign status and who makes any other required certification. U.S. persons who are required to establish their exempt status generally must provide to us or our depositary an IRS Form W–9 (Request for Taxpayer Identification Number and Certification).

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld by filing a timely claim for refund with the IRS and furnishing any required information.

Certain U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. These include reporting requirements that are imposed on U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person, and any interest in a foreign entity. U.S. Holders may be subject to these reporting requirements unless their ordinary shares, ADSs, or warrants are held in an account at certain financial institutions. Penalties for failure to file information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Pursuant to Treasury Regulations, we may be required to provide a statement to transferees (including brokers) of our securities that includes the acquisition date and adjusted basis of a transfer of our securities.

S-24

LEGAL MATTERS

Squire Sanders (AU) will provide their opinion on the validity of the securities offered by this prospectus.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2013 have been so incorporated in reliance upon the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The statement of oil and gas reserves contained in the engineering report incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2013, has been so incorporated in reliance upon the reports of Ryder Scott Company, an independent engineering firm, given on the authority of said firm as experts in engineering,

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement (including amendments and exhibits to the registration statement) on Form S-3 under the Securities Act. This prospectus supplement and the accompanying prospectus are part of the registration statement, and do not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of that document as filed. Each statement in this prospectus supplement and accompanying prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We file and furnish annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file or furnish with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. Our SEC filings are also available through our website at www.samsonoilandgas.com, or you may request a copy of these filings, at no cost, by writing or telephoning us at 1331 17 th Street, Suite 710, Denver, Colorado 80202 , or call 303-295-0344 during Denver business hours.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring to these documents. The information included in the following documents is incorporated by reference and is considered a part of this prospectus. The most recent information that we filed with the SEC automatically updated and superseded previously filed information.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC:

•	Our Annual Report on Form 10-K and 10-K/A for the fiscal year ended June 30, 2013 filed with the SEC on September 16, 2013 and September 18, 2013, respectively;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 filed with the SEC on November 8, 2013;

•	Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2013 filed with the SEC on February 10, 2014;

•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 16, 2013.

•

Our Current Reports on Form 8-K filed with the SEC on August 13, 2013, August 16, 2013, August 22, 2013, August 30, 2013, September 5, 2013, October 2, 2013, October 9, 2013, November 18, 2013, January 28, 2014, January 31, 2014 and March 6, 2014.

S-25

Filed pursuant to Rule 424(b)(2)

Registration No. 333-183327

PROSPECTUS

$200,000,000

Ordinary Shares, in the form of Ordinary Shares or American Depositary Shares

Debt Securities

Preference Shares

Warrants to Purchase

Rights to Purchase

Guarantees

We may offer and sell from time to time the securities described in this prospectus separately or together in any combination, with a maximum aggregate offering price of $200,000,000. Specific terms of any securities to be offered will be provided in a supplement to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also add to, update, supplement or clarify information contained in this prospectus.

Our ordinary shares are listed on the Australian Securities Exchange (the “ASX”) under the symbol “SSN” and our ADSs are listed on the NYSE MKT, formerly known as the NYSE Amex, under the symbol “SSN.” Our ordinary shares may be represented by ADSs, sold in the form of American Depositary Receipts (“ADRs”). Each ADS represents 20 of our ordinary shares.

The mailing address of our principal executive offices is 1331 17 th Street, Suite 710, Denver, Colorado 80202. Our telephone number is 303-295-0344.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated November 6, 2012

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
INFORMATION INCORPORATED BY REFERENCE	1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	2
SAMSON OIL & GAS LIMITED	3
RISK FACTORS	3
RATIO OF EARNINGS TO FIXED CHARGES	4
USE OF PROCEEDS	4
DESCRIPTION OF CAPITAL STOCK	4
DESCRIPTION OF DEBT SECURITIES	13
DESCRIPTION OF WARRANTS	18
DESCRIPTION OF RIGHTS TO PURCHASE	19
DESCRIPTION OF GUARANTEES	19
PLAN OF DISTRIBUTION	20
LEGAL MATTERS	22
EXPERTS	22

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will file with the SEC a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or a prospectus supplement is accurate as of any date other than their respective dates.

Except as otherwise indicated, references in this prospectus to “Samson,” “we,” “us” and “our” refer to Samson Oil & Gas Limited and its subsidiaries collectively.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The current reports that we file with the SEC include, but are not limited to, the filings that we make with the ASX. Our SEC filings are available to the public from the SEC’s web site at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the public reference room. Additional information about us, including but not limited to our SEC filings, is available at our website at www.samsonoilandgas.com. The information on our website is not a part of this prospectus or any prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus also incorporates by reference the documents listed below and any other filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement (other than portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items):

•	The Annual Report on Form 10-K for the fiscal year ended June 30, 2012;

•	The portion of our Definitive Proxy Statement filed on October 28, 2011 that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended June 30, 2011; and

•	The description of our capital stock contained in our Registration Statement on Form 20-F, filed July 6, 2007, including any amendment or report filed for the purposes of updating such description, including the Description of our Capital Stock in this prospectus.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference any information provided in these documents that is described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus. Requests for such copies should be directed as follows:

Samson Oil & Gas Limited

1331 17 th Street, Suite 710

Denver, Colorado 80202

303-295-0344

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Written forward–looking statements may appear in documents filed with the Securities and Exchange Commission (“SEC”), including this quarterly report, documents incorporated by reference, reports to shareholders and other communications.

The U.S. Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward–looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as the information is identified as forward looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. Samson relies on this safe harbor in making forward–looking statements.

Forward–looking statements appear in a number of places in this registration statement and include but are not limited to statements or comments regarding business strategy, exploration and development drilling prospects, activities at our oil and gas properties, oil and gas pipeline availability and capacity, natural gas and oil reserves and production, meeting our capital raising targets, adherence to any use of proceeds plans, our ability to raise additional capital and methods by which we may do so, our future production and our future operating results.

In this prospectus, the use of words such as “anticipate,” “continue,” “estimate,” “expect,” “likely,” “may,” “will,” “project,” “should,” “believe” and similar expressions are intended to identify uncertainties. While we believe that the expectations reflected in those forward–looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. Our actual results could differ materially from those anticipated in these forward–looking statements. The differences between actual results and those predicted by the forward-looking statements could be material. Forward-looking statements are based upon our expectations relating to, among other things:

•	oil and natural gas prices and demand;

•	our future financial position, including cash flow, debt levels and anticipated liquidity;

•	the timing, effects and success of our acquisitions, dispositions and exploration and development activities;

•	uncertainties in the estimation of proved reserves and in the projection of future rates of production;

•	timing, amount, and marketability of production;

•	third party operational curtailment, such as processing plant or pipeline capacity constraints, that are beyond our control;

•	our ability to find, acquire, market, develop and produce new properties;

•	declines in the values of our properties that may result in write-downs;

•	effectiveness of management strategies and decisions;

•	the strength and financial resources of our competitors;

•	our dealings, if any, in commodity derivative instruments;

•	climatic conditions;

•	the receipt of governmental permits and other approvals relating to our operations;

•	unanticipated recovery or production problems, including cratering, explosions, fires; and

•	uncontrollable flows of oil, gas or well fluids.

Many of these factors are beyond our ability to control or predict. Neither these factors nor those referred to in the “Risk Factors” section of this prospectus represent a complete list of the risk factors that may affect us. All forward-looking statements speak only as of the date made. We do not undertake to update our forward–looking statements.

SAMSON OIL & GAS LIMITED

Our principal business is the exploration and development of oil and natural gas properties in the United States. Currently, we have several material oil and gas properties, three of which are producing. We own a working interest in each of our three material producing properties, through which we have entered into operating agreements with third parties under which the oil and gas are produced and sold. We also have 100% working interest in one exploration property and 50% to 100% working interest in a second property. We operate in one reportable segment, the exploration for, and the development and production of, oil and natural gas in the United States. We are a company limited by shares, incorporated on April 6, 1979 under the laws of Australia.

Our registered office is located at Level 36, Exchange Plaza, 2 The Esplanade, Perth, Western Australia 6000 and our telephone number at that office is +61 8-9220-9830. Our principal office in the United States is located at 1331 17 th Street, Suite 710, Denver, Colorado 80202 and our telephone number at that office is 303-295-0344. Our website is www.samsonoilandgas.com .. As used in this prospectus, unless the context otherwise indicates, references to “Samson,” the “Company,” “we,” “our,” “ours,” and “us” refer to Samson Oil & Gas Limited and its subsidiaries collectively.

RISK FACTORS

Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement or free writing prospectus, in our most recent Annual Report on Form 10-K, in our subsequent Quarterly Reports on Form 10-Q, if any, and in our Current Reports on Form 8-K that may be filed from time to time, all of which are incorporated by reference into this prospectus. Also, please read “Cautionary Statement Regarding Forward-Looking Statements” herein.

Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as the value of an investment in our securities. Additional risks that are known to us at this time or that we currently believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges is as follows for the periods indicated:

Year Ended June 30,
2009		2010		2011		2012
—	(1)	—	(1)	54.9	X(1)	—

(1) For the years ended December 31, 2009 and 2010, earnings were inadequate to cover fixed charges by approximately $10.2 million and $25.6 million, respectively.

(2) For the year ended June 30, 2012, our ratio of earnings to fixed charges was zero. The basis for this calculation is that we have no long-term debt and therefore no interest expensed or capitalized, amortized premiums, discounts or capitalized expense relating to indebtedness.

We have computed the ratio by dividing earnings by fixed charges. For this purpose, earnings consist of the sum of the following: income before income taxes and cumulative change in accounting principle, fixed charges and amortization of capitalized interest, less interest capitalized. Fixed charges consist of interest expensed and capitalized, amortization of premiums, discounts and capitalized expenses related to indebtedness and an estimate of interest within rental expense.

On July 1, 2011, we commenced reporting as a U.S. domestic issuer instead of as a foreign private issuer. In accordance with guidance from the SEC staff, our financial statements have been recast from IFRS into U.S. GAAP for only the past three years. As such, we have recast only three years of Ratio of Earnings to Fixed Charges as well. For the years ended December 31, 2007 and 2008, we expect that, if calculated per U.S. GAAP, earnings were inadequate to cover fixed charges.

USE OF PROCEEDS

Unless a prospectus supplement indicates otherwise, the net proceeds we receive from the sale of the securities offered by this prospectus will be used for (i) exploration, exploitation and development of our then existing oil and gas properties, (ii) acquisition of oil and gas properties or of companies that own oil and gas properties, (iii) payment or reduction of outstanding indebtedness or (iv) other general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

Currently our outstanding share capital consists of only one class of shares, which are ordinary shares. Our Constitution provides we may issue unlimited number of ordinary shares. 1,790,588,459 ordinary shares, no par value, were issued and outstanding as of September 1, 2012, of which 1,137,933,900 were held in the form of American Depositary Receipts.

Our Constitution provides that our board of directors (the “Board”) may issue shares to any person on the terms, with the rights, and at the times that the Board decides. In particular, the Board may issue an unlimited number of preference shares. No preference shares were issued and outstanding as of September 1, 2012.

The rights of our ordinary shareholders are governed by Australian law, our Constitution, the rules of the ASX and the NYSE MKT and, under some circumstances, applicable United States securities laws and rules promulgated thereunder. The rights of our ADR holders are also governed by the deposit agreement among us, the depositary and our ADR holders. The deposit agreement is governed by New York State law.

The following is a summary of the material terms of the shares that may be issued under our Constitution and ADRs, and is qualified in its entirety by reference to our Constitution and the deposit agreement, both of which are incorporated by reference in this prospectus.

General

Subject to the Australia Corporations Act of 2001 and the ASX Listing Rules, the rights attaching to our shares (other than our ADRs) are set forth in our Constitution.

Voting Rights

Under our Constitution, each shareholder has one vote determined by a show of hands at a meeting of the shareholders, unless a poll vote is demanded. On a poll vote each shareholder shall have one vote for each fully paid share and a fractional vote for each share which is not fully paid, such fraction being equivalent to the proportion of the amount which has been paid to such date on that share. Under Australian law, shareholders are not permitted to approve corporate action by written consent. Our Constitution does not provide for cumulative voting. Preference shareholders will have voting rights as determined by a special resolution of the Company or in accordance with the schedule on preference rights that is part of the constitution.

Conversion of shares

By resolution passed at a meeting of shareholders, we may convert:

•	shares into a larger or smaller number of shares;

•	an ordinary share into a preference share; and

•	a preference share into an ordinary share,

but, in the case of a conversion of partly paid shares into a larger number of shares, the proportion between the amount paid and the amount unpaid on each share must be the same as before the conversion.

Right to Share in our Profits

Pursuant to our Constitution, our shareholders are entitled to participate in our profits only by payment of dividends.

Dividend Rights

We may not pay a dividend except out of profits of the Company. The Board may from time to time determine to pay dividends to shareholders as appear to the Board to be justified by our profits. A declaration by the Board as to the amount of our profits is conclusive.

All dividends must be paid in accordance with the timetable set out in the ASX Listing Rules. All unclaimed dividends may be invested or otherwise used by the Board for our benefit until claimed or otherwise disposed of in accordance with our Constitution.

Unless established otherwise by a special resolution of the Company, the holder of a preference share is entitled, in priority to any payment of dividend on any other class of shares, to a preferential dividend. The dividend entitlement is cumulative if the resolution determining the terms of the preference shares states that it is cumulative and otherwise is non-cumulative.

Rights to Share in the Surplus in the Event of Liquidation

With the sanction of a special resolution, the liquidator may divide amongst the shareholders the whole or any part of the assets in-kind and the liquidator may determine how the division shall be carried out as between the shareholders or different classes of shareholders.

Redemption Provisions

There are no redemption provisions in our Constitution in relation to ordinary shares. Under our Constitution and subject to the Corporations Act, any preference shares may be issued on the terms that they are, or may at our option be, liable to be redeemed.

Preemptive Rights and Sinking Fund Provisions

There are no preemption rights or sinking fund provisions in our Constitution in relation to ordinary shares.

Liability for Further Capital Calls

The Board may make any calls from time to time upon shareholders in respect to all monies unpaid on shares, whether on account of the nominal value of the shares or by way of premium, and not by the terms of issue of those shares made payable at fixed times. Each shareholder is liable to pay the amount of each call in the manner, at the time, and at the place specified by the Board. Calls may be made payable by installment.

Provisions Discriminating Against Holders of a Substantial Number of Shares

There are no provisions under our Constitution discriminating against any existing or prospective holders of a substantial number of our shares.

Staggered Board of Directors

At each annual general meeting to following directors must retire and be eligible for re-election:

(a) one third of the directors, except for the managing director, and

(b) any director who would, if that director remained in office until the next annual general meeting, have held that office for more than three years.

Variation of Share Rights

If at any time the capital is divided into different classes of shares, the rights attaching to any class of shares, may (unless otherwise provided by the terms of issue of the shares of that class), whether or not we are being wound up, be varied or cancelled with the sanction of a special resolution passed at a separate meeting of the holders of the shares of such class. The provisions of our Constitution relating to general meetings shall apply to every such meeting, except that the necessary quorum shall be shareholders present holding or representing three quarters of the nominal amount of the issued shares of the class and that any shareholder present holding shares of the class may demand a poll.

Preference Shares

Our Constitution authorizes us to issue an unlimited amount of “blank check” preferred stock, or preference shares. Accordingly, the Board will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further shareholder approval.

Any series of preference shares may be redeemable in whole or in part at our option, including while there is arrearage in the payment of dividends or sinking funds installments. The redemption provisions that may apply to a series of preference shares, including the redemption dates and the redemption prices for that series, will be set forth in the related prospectus supplement.

American Depositary Shares

The Bank of New York Mellon, as depositary, will execute and deliver the American Depositary Receipts, or ADRs. Each ADR is a certificate evidencing a specific number of American Depositary Shares, also referred to as ADSs. Each ADS represents 20 ordinary shares (or a right to receive 20 ordinary shares) deposited with The Bank of New York Mellon, as the custodian for the depositary. Each ADS also represents any other securities, cash or other property which may be held by the depositary. The term “ADR” refers to the instrument representing the ADSs, comparable to a stock certificate or ledger entry for uncertificated securities, while ADS refers to the right(s) to receive 20 ordinary shares represented by an ADR. The depositary’s office at which the ADRs and the underlying ADSs are administered is located at 101 Barclay Street, New York, New York 10286.

Our ADSs may be held either directly (by having an ADR registered in the holder’s name) or indirectly through a broker or other financial institution. If our ADSs are held directly, the holder of the ADS is an ADR holder. This description assumes the ADRs are held directly. If the ADRs are held indirectly, the indirect holder must rely on the procedures of his, her or its broker or other financial institution to assert the rights of ADR holders described in this section and should consult with his, her or its broker or financial institution to find out what those procedures are.

Holders of our ADSs have certain rights. A deposit agreement among us, the depositary and ADS holders sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADRs. We do not treat our ADR holders as shareholders, and our ADR holders do not have shareholder rights. Australian law governs shareholder rights. The depositary is the holder of the underlying our ADRs. For more complete information, ADR holders should read the entire deposit agreement and the form of ADR.

How do our ADR holders receive dividends and other distributions on the ordinary shares?

The depositary has agreed to pay to our ADR holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. Our ADR holders will receive these distributions in proportion to the number of ordinary shares their ADSs represent.

Cash . The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADR holders to whom it is possible to do so. The depositary will hold the foreign currency it cannot convert for the account of the ADR holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, our ADR holders may lose some of the value of the distribution.

Before making a distribution, the depositary will deduct any withholding taxes that must be paid. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent.

Shares . The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution in proportion to the number of ADRs representing the underlying shares. The depositary will only distribute whole ADSs. It will sell ordinary shares that would otherwise require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. Before making a distribution, the depositary will deduct any withholding taxes and fees that must be paid.

Rights to purchase additional shares . If we offer holders of our ordinary shares any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to our ADR holders. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, our ADR holders will receive no value for them.

The depositary will not offer the rights unless both the rights and the securities to which the rights relate are exempt from registration under the Securities Act or are registered under the Securities Act. If the depositary makes rights available to our ADR holders, it will exercise the rights and purchase the shares at the request of and on each ADR holder’s behalf if our ADR holders pay it the exercise price and any other charges the rights require our ADR holders to pay. The depositary will then deposit the shares and deliver ADSs to our ADR holders.

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, our ADR holders may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADRs described in this section except for changes needed to put the necessary restrictions in place.

Other Distributions .. The depositary will send to our ADR holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to our ADR holders unless it receives satisfactory evidence from us that it is legal to make that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADRs, shares, rights or anything else to ADR holders. This means that our ADR holders may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to them.

Deposit, Withdrawal and Cancellation

How are ADRs issued?

The depositary will deliver ADRs if ordinary shares or evidence of rights to receive ordinary shares are deposited with the custodian. Upon payment of its fees and expenses and any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names requested and will deliver the ADRs at its office to the persons requested.

How do ADR holders cancel ADRs and obtain ordinary shares?

Our ADR holders may turn in their ADRs at the depositary’s office in order to withdraw the securities represented by the ADR. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADR to the ADR holder or a person he, she or it designates at the office of the custodian. Or, at the ADR holder’s request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible.

Voting Rights

How do our ADR holders vote ?

Our ADR holders may instruct the depositary to vote the ordinary shares underlying their ADRs, but only if we ask the depositary to ask for their instructions. Otherwise, our ADR holders will not be able to exercise their right to vote unless they withdraw the underlying ordinary shares. In some cases, however, our ADR holders may not know about the meeting far enough in advance to withdraw the ordinary shares, so they are often dependent on our request that the depositary ask for their instructions.

If we do have the depositary ask for our ADR holders’ instructions, the depositary will notify our ADR holders of the upcoming vote and arrange to deliver our voting materials and form of notice to them. The materials will (1) describe the matters to be voted on and contain such information as is contained in the notice from us, (2) include a statement that the ADR holders on a specified record date will be entitled to direct the depositary to vote the shares or other deposited securities underlying the ADRs, subject to applicable law and our Constitution, and (3) explain how our ADR holders may instruct the depositary to vote the shares or other deposited securities underlying their ADSs as they direct. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, subject to Australian law and the provisions of the depositary agreement and the depositary’s operating documents, to vote or to have its agents vote the shares or other deposited securities as our ADR holders instruct. The depositary shall not vote or attempt to exercise the right to vote other than in accordance with the instructions of the ADR holders. We cannot assure our ADR holders that they will receive the voting materials in time to ensure that they can instruct the depositary to vote their shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that our ADR holders may not be able to exercise their right to vote and there may be nothing they can do if their shares are not voted as they requested.

Payment of Taxes

The ADR holder is required to pay all taxes and other governmental charges that may be payable in respect of their ADSs, or the ordinary shares or other securities underlying their ADSs. The depositary may refuse to effect a transfer of any ADRs or refuse to effect the withdrawal of any securities underlying the ADRs while any such taxes and charges are outstanding. The depositary may deduct the amount of any taxes owed from any payments to our ADR holders. It may also sell deposited securities, by public or private sale, to pay any taxes owed. Our ADR holders will remain liable if the proceeds of the sale are not enough to pay the taxes. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to our ADR holders any proceeds, or send to our ADR holders any property, remaining after it has paid the taxes.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without the consent of our ADR holders for any reason which we deem desirable. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADR holders, it will not become effective for outstanding ADRs until 30 days after the depositary notifies ADR holders of the amendment. At the time an amendment becomes effective, our ADR holders are considered, by continuing to hold their ADRs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended. In no event will an amendment impair the right of ADR holders to surrender and withdraw the underlying securities, except in order to comply with the applicable law.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement if we ask it to do so by notifying our ADR holders at least 60 days before termination. The depositary may also terminate the deposit agreement if the depositary has notified us that it would like to resign and by notifying our ADR holders at least 30 days before termination.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver shares and other deposited securities upon cancellation of ADRs. At any time after the expiration of four months from the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADR holders that have not surrendered their ADRs. It will not invest the money and has no liability for interest. The depositary’s only obligations after the sale of the deposited securities will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADRs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•	are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement;

•	are not liable if either of us exercises discretion permitted under the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADRs or the deposit agreement on behalf any of our ADR holders or on behalf of any other party;

•	are not liable for any action or non action in reliance on the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any ADR holders or any other person believed in good faith to be competent to give such information;

•	are not liable for any acts or omissions made by a successor depositary; and

•	are not responsible for a failure to carry out any instructions for the depositary to vote the ADSs.

In the deposit agreement, we agree to indemnify the depositary for acting as depositary, except for losses caused by the depositary’s own negligence or bad faith, and the depositary agrees to indemnify us for losses resulting from its negligence or bad faith.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADR, make a distribution on an ADR, or permit withdrawal of the ordinary shares underlying an ADR, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary;

•	delivery of the certificates that we may specify to the depositary to assure compliance with the Securities Act; and

•	compliance with laws and regulations, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADRs or register transfers of ADRs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Right of our ADR holders to Receive the Ordinary Shares Underlying their ADRs

Our ADR holders have the right to cancel their ADRs and withdraw the underlying shares at any time except:

•	When temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares.

•	When ADR holders seeking to withdraw ordinary shares owe money to pay fees, taxes and similar charges.

•	When it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADRs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement besides those noted above.

Pre-release of ADRs

The deposit agreement permits the depositary to deliver ADRs before deposit of the underlying ordinary shares. This is called a pre-release of the ADR. The depositary may also deliver shares upon cancellation of pre-released ADRs (even if the ADRs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADRs instead of shares to close out a pre-release. The depositary may pre-release ADRs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the shares or ADRs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

Inspection Rights of ADR Holders

The depositary will make available for inspection by holders of ADRs at its Corporate Trust Office any reports, notices and other communications, including any proxy soliciting material, received from the Company which are received by the depositary as the holder of the underlying ordinary shares and made generally available to the holders of ordinary shares by the Company. The depositary will keep books, at its Corporate Trust Office, for the registration of ADRs and transfers of ADRs which shall at all reasonable times be open for inspection by the ADR holders, provided that such inspection shall not be for the purpose of communicating with other ADR holders for purposes other than the business of the Company or a matter related to the Deposit Agreement or the ADRs.

Direct Registration System

All parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by the DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement, shall not constitute negligence or bad faith on the part of the Depositary.

Fees and Charges for Holders of American Depositary Receipts

Persons depositing shares or ADR holders must pay:	For:
• US$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	• Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
• US$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	• Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates
• US$0.02 (or less) per ADS	• Any cash distribution to our ADR holders
• A fee equivalent to the fee that would be payable if securities distributed to our ADR holders had been shares and the shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADR holders
• US$0.02 (or less) per ADS per calendar year (if the depositary has not collected any cash distribution fee during that year)	• Depositary services
• Registration or transfer fees	• Transfer and registration of shares on our share register to or from the name of the depositary or its agent when our ADR holders deposit or withdraw shares
• Expenses of the depositary in converting foreign currency to U.S. dollars	• Whenever the depositary or the custodian receives foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the depositary be converted on a reasonable basis into U.S. dollars and the resulting U.S. dollars transferred to the United States
• Expenses of the depositary	• Facsimile transmissions (when expressly provided in the deposit agreement)
• Taxes and other governmental charges the depositary or the custodian have to pay on any ADR or share underlying an ADR, for example, stock transfer taxes, stamp duty or withholding taxes
• Any charges incurred by the depositary or its agents for servicing the deposited securities
If we:	Then:
• Reclassify, split up or consolidate any of the deposited securities	• The cash, shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities.
• Distribute securities on the shares that are not distributed to our ADR holders	• The depositary may, and will if we ask it to, distribute some or all of the cash, shares or other securities it received. It may also deliver new ADRs or ask our ADR holders to surrender their outstanding ADRs in exchange for new ADRs identifying new deposited securities.
• Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of debt securities that we may issue in the future. When we offer to sell a particular debt security, we will describe the specific terms of such debt security in the relevant prospectus supplement.

We may offer secured or unsecured debt securities, which may be convertible or non-convertible, in one or more series. Debt securities offered by this prospectus may be issued under one or more separate indentures between us and a trustee that we identify in a prospectus supplement relating to the particular debt securities being offered. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the relevant prospectus supplement will supersede the terms described in this prospectus. If there is an indenture, it will be qualified under, subject to and governed by, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). In such an event, the terms of our debt securities will include those set forth in the indentures and those made a part of the indentures by the Trust Indenture Act.

The debt securities will be either senior or subordinated debt. Senior debt may be issued under a separate, senior note indenture and subordinated debt issued under a separate subordinated note indenture. Any such indentures may be supplemented by supplemental indentures, the material provisions of which will be described in a prospectus supplement, which may amend or replace the forms of indenture. If such a supplemental indenture conflicts with the base indenture, the terms of the supplemental indenture will control.

This summary of the debt securities and indentures is not complete and is qualified in its entirety by reference to the indentures and the prospectus supplement describing them. You should refer to the provisions of any such indenture, which will be filed with the SEC if there is an offering of debt securities pursuant to an indenture, for the complete terms of debt securities issued pursuant to an indenture. You should also carefully read the general summary below and the relevant prospectus supplement before investing in our debt securities. For purposes of this summary, the terms “we,” “our,” “ours” and “us” refer only to Samson and not to any of our subsidiaries, even though some the debt securities may be guaranteed by one or more of our subsidiaries.

We may issue debt securities at any time and from time to time in one or more series under a single indenture. Such an indenture could also give us the ability to reopen a series of debt securities and issue additional debt securities of the same series. If an indenture is used, it may not limit the amount of debt securities or other unsecured debt that we or our subsidiaries may issue.

General

The prospectus supplement relating to any debt securities that we may offer under this prospectus will contain the specific terms of the debt securities. Those terms may include the following:

•	the title and form of the debt securities, including the form of the certificate of authentication for such debt securities;

•	the aggregate principal amount of the debt securities being offered, and any limit on the amount that may be issued;

•	the date or dates, or the method of determining the dates, on which the debt securities will mature;

•	the interest rate or rates of the debt securities, or the method of determining those rates, the date interest will begin to accrue, the interest payment dates, the place(s) of payment and the regular record dates;

•	whether the debt securities are secured or unsecured and, if secured, by which assets and the terms of the security interest;

•	our right, if any, to extend the interest payment periods and the duration of such extension, or to reopen a series of debt securities and issue additional debt securities of the same series;

•	the terms of subordination of any series of subordinated debt;

•	the period or periods within which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture restricts our ability, or the ability of our subsidiaries, to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell, assign or otherwise dispose of assets;

•	enter into sale/leaseback transactions;

•	engage in transactions with shareholders or affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture requires us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of certain material or special tax considerations applicable to the debt securities, including provisions relating to original discount securities, if offered;

•	whether the debt securities will be convertible or exchangeable into or for ordinary shares or preference shares and the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;

•	information describing any book-entry features;

•	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

•	the portion of the principal amount of the debt security payable upon the acceleration of maturity if other than the entire principal amount of the debt securities;

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations;

•	the method of determining the amount of any payments on the debt securities which are linked to an index;

•	whether the debt securities will be issued in the form of one or more global securities in temporary or definitive form and who the depositary will be;

•	any terms relating to the delivery of the debt securities if they are to be issued upon the exercise of warrants;

•	whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

•	any terms relating to modification of the terms of the debt securities or rights of the holders of such debt securities;

•	whether the securities will be guaranteed by any of our subsidiaries, including the identity of the subsidiaries and the terms of any subordination of such guarantee; and

•	any other specific terms of the debt securities.

We expect that any debt securities issued under this prospectus will be issued in fully registered form without coupons. If there is an indenture, subject to any limitations that may be provided in therein or in the applicable prospectus supplement, we expect that our debt securities issued in registered form may be transferred or exchanged at the offices of the indenture trustee without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities generally bear no interest during all or a part of the time that these debt securities are outstanding or may bear interest at below-market rates and are sold at a discount below their stated principal amount at maturity. The prospectus supplement will describe any special tax, accounting or other information relating to original issue discount securities or relating to other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than U.S. dollars. Debt securities may also bear legends required by United States federal tax law and regulations.

Payment and Paying Agent

We expect to make payment of the principal and interest on our debt securities on any fully registered payment date to the person in whose name the debt securities are registered at the close of business on the regular record date for the payment and on any bearer debt securities, upon presentation at the office of the designated paying agent. We will name in the relevant prospectus supplement the paying agent that we initially designate for any debt securities we issue under this prospectus.

Unless otherwise provided in an applicable indenture or other governing instrument and described in a prospectus supplement, money we pay to a paying agent or an indenture trustee for payment on any debt securities that remains unclaimed will be repaid to us two years after such payment has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Satisfaction and Discharge; Defeasance

Indentures or other instruments prescribing the terms of debt securities issued under this prospectus may contain a provision that permits us to elect to be discharged from all of our obligations with respect to any class or series of debt securities then outstanding. However, even if we do so, some of our obligations would normally continue, including obligations to:

•	maintain and apply money in the defeasance trust;

•	register the transfer or exchange of the debt securities;

•	replace mutilated, destroyed, lost or stolen debt securities, if applicable; and

•	maintain a registrar and paying agent in respect of the debt securities.

An indenture or other instrument establishing the terms our debt securities issued under this prospectus may also permit us to elect to be released from our obligations under specified covenants and from the consequences of an event of default resulting from a breach of those covenants. Any such right for us to elect to discharge our obligations or release selected covenants will be described in the applicable prospectus supplement and in the indenture or other governing instrument.

Events of Default

The indenture or other governing instrument for debt securities issued under this prospectus shall define an event of default, which may include some or all of the following events:

•	failure to pay interest on any debt securities when due, in some cases after a specified grace period;

•	failure to pay the principal of or any premium on any debt securities when due, in some cases after a specified grace period;

•	failure to observe or perform any other covenant contained in the debt securities or in the indenture, if any, in some cases after a specified grace period;

•	occurrence of an event of bankruptcy, insolvency or reorganization; or

•	any other event of default described in the relevant indenture or other governing instrument.

We may be required by an indenture or other governing instrument to furnish a certificate at specified times confirming our compliance with all conditions and covenants under the applicable indenture or other governing instrument.

Effect of an Event of Default

If an event of default as defined in an indenture or other governing instrument for debt securities issued under this prospectus, a declaration of acceleration may need to be made by the indenture trustee or a specified portion of the holders of the debt securities may need to be made before the principal and unpaid interest amount will become immediately due and payable. If an event of default results from bankruptcy, insolvency or other similar event or condition, the indenture or other governing instrument may provide for automatic acceleration of principal and interest without any declaration or other action on the part of the trustee or any holder of such debt securities. Any such provisions relating to the effect of an event of default shall be described in the applicable prospectus supplement.

Legal Proceedings and Enforcement of Right to Payment

If there is an indenture, holders of debt securities issued under this prospectus may not have any right to institute a proceeding in connection with the indenture or for any remedy under the indenture unless the holders of a specified percentage of the aggregate principal amount of the outstanding debt securities make a joint written request for such action. Holders may also be required to offer reasonable security or indemnity to the trustee for liabilities arising therefrom. Even in such a case, however, holders of debt securities issued under this prospectus will still have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on that debt security on or after the due dates expressed in the debt security and to institute a suit for the recovery of that payment.

Modification and Waiver

Modification

We (and the indenture trustee, if there is an indenture) may modify and amend the indenture or other governing instrument for the debt securities issued under this prospectus with the consent of the holders of a specified percentage of the aggregate principal amount of the outstanding debt securities of the affected securities, as described in the applicable prospectus supplement. Typically, however, no such modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	extend the stated maturity of the principal of, or any installment of interest on, any outstanding debt security;

•	reduce the principal amount of or the interest on or any premium payable upon the redemption of any outstanding debt security;

•	change the currency in which the principal amount of and premium, if any, or interest on any outstanding debt security is denominated or payable;

•	reduce the principal amount of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof;

•	impair holders’ right to institute suit for the enforcement of any payment on any outstanding debt security after the stated maturity or redemption date;

•	materially adversely affect the economic terms of any right to convert or exchange any outstanding debt security; or

•	reduce the percentage of the holders of outstanding debt securities necessary to modify or amend, or to waive compliance with, the indenture or other governing instrument or to waive certain defaults or consequences thereof; or

Waiver

We expect that the holders of a specified percentage of the aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive covenants of the indenture.

Replacement of Securities

We will replace debt securities issued under this prospectus that have been mutilated at the expense of the holder upon surrender of the mutilated debt security, where applicable. We will replace debt securities that become destroyed, stolen, or lost at the expense of the holder upon receipt of satisfactory evidence of its destruction, loss, or theft, and we may require the holder of the debt security to provide reasonable security or indemnity before a replacement debt security will be issued.

Title

Title to any bearer debt securities and any related coupons will pass by delivery. We may treat the holder of any bearer debt security or related coupon and, prior to due presentment for registration of transfer, the registered owner of any registered debt security, as the absolute owner of that debt security for the purpose of making payment and for all other purposes, regardless of whether or not that debt security or coupon shall be overdue and notwithstanding any notice to the contrary.

Concerning the Trustees

If there is an indenture, we may from time to time maintain lines of credit, and have other customary banking relationships, with any trustee.

Conversion or Exchange

We may issue debt securities that we may convert or exchange into ordinary shares or other securities, property or assets. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the relevant prospectus supplement. The conversion or exchange may be mandatory, at a noteholder’s option, or at our option. The relevant prospectus supplement will describe the manner in which the shares of ordinary shares or other securities, property or assets a noteholder would receive would be issued or delivered.

DESCRIPTION OF WARRANTS

We may issue transferable options or warrants that entitle the holder to purchase our equity securities, including ordinary shares, preference shares or ADSs, or our debt securities on specified terms (such options or warrants are collectively referred to herein as “Warrants”). We may issue Warrants in one or more series and register the offer and sale of some or all of the Warrants under this prospectus. Warrants may be issued independently or together with our debt securities or ordinary shares and may be attached to or separate from any offered securities. In addition to this summary, you should refer to the detailed provisions of the specific option agreement or warrant agreement (hereafter collectively referred to as the “Warrant Agreement”), which will be described in the applicable prospectus supplement accompanying this prospectus. We may enter into Warrant Agreements directly with the purchasers of the Warrants or the Warrant Agreement for a series or class of warrants may be between Samson and a bank or other institution as a Warrant Agent. You should refer to the provisions of the applicable Warrant Agreement, which will be filed with the SEC and described in the corresponding prospectus supplement in connection with any offering of Warrants, for the complete terms of any Warrant Agreement.

Warrants may not be evidenced by certificates but instead maintained only in book entry form. Unless otherwise specified in the prospectus supplement, the Warrants may be traded separately from the debt securities or ordinary shares, if any, with which the Warrants were issued. Until a Warrant is exercised, the holder of a Warrant does not have any of the rights of a holder of the underlying securities.

A prospectus supplement accompanying this prospectus relating to a particular series or class of Warrants will describe the terms of those Warrants, including:

•	the title and the aggregate number of Warrants;

•	the debt securities or ordinary shares for which each Warrant is exercisable;

•	the date or dates on which the right to exercise such Warrants commence and expire;

•	the price or prices at which such Warrants are exercisable;

•	the currency or currencies in which such Warrants are exercisable;

•	the periods during which and places at which such Warrants are exercisable;

•	the terms of any mandatory or optional call provisions;

•	the price or prices, if any, at which the Warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

•	the identity of the Warrant Agent, if any; and

•	the exchanges, if any, on which such Warrants may be listed.

You may exercise Warrants by payment of the exercise price in such currency or currencies as are specified in the Warrant, and giving your identity and the number of Warrants to be exercised. Once you pay and deliver the properly completed and executed notice of exercise Warrant, the underlying securities will be issued to you as soon as practicable. You may exercise less than all of the Warrants and retain all rights with respect to the remaining unexercised Warrants.

DESCRIPTION OF RIGHTS TO PURCHASE

We may issue rights to purchase ordinary shares, ADSs, preference shares or debt securities. We may issue these rights independently or together with any other offered security.

The applicable prospectus supplement will describe the specific terms of any subscription rights offering, including:

•	the title of the subscription rights;

•	the securities for which the subscription rights are exercisable;

•	the exercise price for the subscription rights;

•	the number of subscription rights issued;

•	the extent to which the subscription rights are transferable;

•	if applicable, a discussion of the material US federal or income tax considerations applicable to the issuance or exercise of the subscription rights;

•	if applicable, the record date to determine who is entitled to the subscription rights and the ex-rights date;

•	the date on which the rights to exercise the subscription rights will commence, and the date on which the rights will expire;

•	the extent to which the offering includes an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting arrangement we enter into in connection with the offering; and

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights.

Depending on the nature of the offering, we may enter into a standby underwriting arrangement with one or more underwriters under which the underwriter(s) will purchase any offered securities remaining unsubscribed for after the offering, as described in the prospectus supplement.

DESCRIPTION OF GUARANTEES

We may issue guarantees from time to time for the benefit of holders of specified underlying securities and register those guarantees under this prospectus. We expect that such guarantees will include the following terms and conditions, plus any additional terms specified in the accompanying prospectus supplement.

A guarantee will generally provide that we unconditionally guarantee the due and punctual payment of the principal, interest (if any), premium (if any) and all other amounts due under the applicable underlying securities when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable underlying securities. Guarantees may in some cases be unconditional and enforceable irrespective of the validity or enforceability of the applicable underlying security, any change or amendment thereto or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of a guarantor. We will not, however, waive presentment or demand of payment or notice with respect to the applicable underlying security unless otherwise provided in the accompanying prospectus supplement.

If we make payment pursuant to a guarantee registered under this prospectus, we will be subrogated to all rights of the holders of the applicable underlying securities in respect of any amounts paid by us except as otherwise stated in a prospectus supplement.

PLAN OF DISTRIBUTION

We may sell securities under this prospectus and any relevant prospectus supplement to or through underwriters or dealers, directly to other purchasers or through agents. In addition, we may from time to time sell securities through a bidding or auction process, block trades, ordinary brokerage transactions or transactions in which a broker solicits purchasers. We may also use a combination of any of the foregoing methods of sale. We may distribute the securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. We may offer securities in the same offering or in separate offerings. Any offers and sales of debt securities by us may include related offers and sales of guarantees by one or more of our subsidiaries.

From time to time, we may exchange securities for indebtedness or other securities that we may have outstanding. In some cases, dealers acting for us or the selling shareholder may also purchase securities and re-offer them to the public by one or more of the methods described above.

Any person participating in the distribution of securities registered under this prospectus in the United States will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our equity securities by any such person. These restrictions may affect the marketability of our securities.

Certain persons participating in an offering of our securities in the United States may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities may occur, they will be described in the applicable prospectus supplement or a document incorporated by reference to the extent required.

We will provide required disclosure concerning the terms of the offering of the securities in a prospectus supplement or information incorporated by reference, including, to the extent applicable:

•	the name or names of underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds the issuer will receive from the sale;

•	any underwriting discounts, commissions, and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any commissions paid to agents;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	underwritten offerings;

•	block transactions (which may involve crosses) and transactions on the NYSE MKT or any other exchange or organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; and

•	any other method permitted pursuant to applicable law.

Dealers and agents participating in the distribution of securities offered by this prospectus in the United States may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”). If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment.

We may also make direct sales through subscription rights distributed to our existing shareholders in the United States and elsewhere, including holders of our ADSs, on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable.

If a dealer is used in the sale of the securities, the issuer or an underwriter will sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement or document incorporated by reference, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Underwriters, dealers and agents may be entitled under agreements which may be entered into with the issuer to indemnification by the issuer against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by the issuer to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement or document incorporated by reference, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for the issuer, its subsidiaries or affiliates in the ordinary course of business.

In addition, the issuer may enter into derivative transactions with third parties, in which case the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or incorporated document and received by those parties in settlement of a derivative position.

LEGAL MATTERS

Squire Sanders (AU) will provide its opinion on the validity of the securities offered by this prospectus.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2012 have been so incorporated in reliance upon the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Estimates of historical oil and natural gas reserves and related information of the Company as of June 30, 2012 , June 30, 2011 and June 30, 2010 included and incorporated by reference herein are based upon engineering studies prepared by the Company and audited by Ryder Scott Company, L.P., independent petroleum engineers.

SAMSON OIL & GAS LIMITED

Up to 290,110,830 ordinary shares

Up to 14,505,541 American Depositary Shares representing Ordinary Shares

Up to 87,033,249 warrants to purchase Ordinary Shares

Up to 87,033,249 ordinary shares issuable upon the exercise of Warrants

Up to 4,351,662 American Depositary Shares representing Ordinary Shares issuable upon the exercise of Warrants

PROSPECTUS SUPPLEMENT

April 15, 2014

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.